Exhibit 4.31

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY

CUSTOMER: MURANO WORLD, S.A. DE C.V. CONTRACT NUMBER: 01234-CS-0810-2024

PRODUCT TRADE NAME: SIMPLE CREDIT TYPE: SIMPLE CREDIT
CAT (Total Annual Cost)	ORDINARY AND DEFAULT INTEREST RATE	AMOUNT OR LINE OF CREDIT	TOTAL AMOUNT TO BE PAID OR MINIMUM TO PAY

22.94% Excluding VAT For information and comparison purposes	FIXED ORDINARY ANNUAL INTEREST RATE: 15.0% (FIFTEEN POINT ZERO PERCENT) DEFAULT INTEREST RATE: ANNUAL INTEREST RATE PER FACTOR 2 (TWO).	18,149,309.00 USD (EIGHTEEN MILLION ONE HUNDRED FORTY NINE THOUSAND THREE HUNDRED NINE DOLLARS 00/100 LEGAL TENDER IN THE UNITED STATES OF AMERICA)	18,149,309.00 USD (EIGHTEEN MILLION ONE HUNDRED FORTY NINE THOUSAND THREE HUNDRED NINE DOLLARS 00/100 LEGAL TENDER IN THE UNITED STATES OF AMERICA)1

CREDIT TERM: 15 (FIFTEEN) MONTHS	Payment Deadline: Expiration of the disbursement established in the corresponding notes. Cut-off Dates: Monthly and in accordance with the provisions of the corresponding Promissory Note.
RELEVANT COMMISSIONS

•       Opening Fee: N/A
•       Disbursement Fee: N/A
•       For other commissions see CLAUSE 6 of the “CONTRACT”.
•       It is expressly agreed by the Parties that there will be no commissions additional to those indicated in this Agreement.

INSURANCE: In accordance with the provisions of number 25 (ADDITIONAL OBLIGATIONS) of the section “CONDITIONS OF CREDIT” of the “CONTRACT”.
ACCOUNT STATUS: Send to: Home Consultation via internet ___ Email : marcos@murano.com.mx

Clarifications and Complaints:
Specialized Unit of Attention to Users:
Address: Carretera Mexico Toluca Numero 5420, Piso 8, Oficina 801, Colonia El Yaqui, Alcaldia Cuajimalpa de Morelos, Mexico City,
C.P. 05320
Telephone: 01 (55) 4170-9916 and 01 (55) 4170-9900          E-mail:
unecapital@exitus.com Website:  www.exitus.com/

National Commission for the Protection and Defense of Users of Financial Services (CONDUSEF): Telephone numbers: 01 800 999 8080 and 5340 0999 Website: www.gob.mx/condusef

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
•          The items specified in this summary shall be understood to refer to the clauses contained in the “CONTRACT” and the subject matter from which they are derived.

1 The amount calculated on the total credit line and based on the last 28-day interbank interest rate (TIIE) published by the Bank of Mexico.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
•	This information box and the information it contains is an integral part of the simple credit “CONTRACT”.

•	It was signed in 4 (four) counterparts, each party retaining a copy.

Mexico City on the 30 day of September 2024.

“THE LENDER”	“THE BORROWER”
EXITUS CAPITAL, S.A.P.I. DE C.V., SOFOM, E.N.R. MURANO WORLD, S.A. DE C.V.

RAMON GARCIA TORRES	MARCOS SACAL
COHEN AUTHORIZED	PROXY

“THE JOINT OBLIGOR”	“THE JOINT OBLIGOR”
E.S. AGRUPACION, S.A. DE C.V.	MARCOS SACAL COHEN

MARCOS SACAL COHEN	BY ITS OWN RIGHT
AUTHORIZED

“THE JOINT OBLIGOR”
ELIAS SACAL CABABIE

MARCOS SACAL
COHEN AUTHORIZED

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
SIMPLE CREDIT OPENING CONTRACT WITH OR WITHOUT GUARANTEE HEREINAFTER THE “CONTRACT” CONCLUDED BY THE ONE PARTY, EXITUS CAPITAL, JOINT STOCK COMPANY PROMOTING VARIABLE CAPITAL INVESTMENT, MULTIPLE OBJECT FINANCIAL COMPANY, UNREGULATED ENTITY, REPRESENTED IN THIS ACT BY MR. RAMON GARCIA TORRES AS “THE LENDER” (HEREINAFTER REFERRED TO AS “EXITUS CAPITAL”), AND OTHERWISE, THE PERSON REFERRED TO IN NUMBER 1 OF THE “GENERAL DATA”, REPRESENTED BY THE PERSON(S) REFERRED TO IN NUMBER 2 OF THE “GENERAL DATA”, HEREINAFTER REFERRED TO AS “BORROWER”, FOR A THIRD PARTY THE PERSONS MENTIONED IN NUMBER 11 OF THE “GENERAL DATA”, THROUGH THEIR LEGAL REPRESENTATIVE AND BY THEIR OWN RIGHT RESPECTIVELY, AS JOINT OBLIGORS, HEREINAFTER “THE JOINT OBLIGORS” AND IN ITS AGGREGATE “THE JOINT OBLIGORS”,; ALL TOGETHER AS “THE PARTIES”, IN ACCORDANCE WITH THE FOLLOWING BACKGROUND, STATEMENTS AND CLAUSES:

BACKGROUND:

FIRST.- FIRST CREDIT AGREEMENT.- dated June 28, 2019, by public deed number 18.463 granted before the faith of Enna Rosa Valencia Rosado, Public Notary number 14, of Cancun, Quintana Roo, Mexico. a Simple Syndicated Credit Opening Agreement with Trust Guarantee and Joint Obligation was concluded between Exitus Capital and Sofoplus, S.A.P.I. de C.V., SOFOM, ER ( hereinafter “SOFOPLUS”), both as the Lenders, BVG World, S.A. de C.V. as Borrower and Messrs. Elias Sacal Cababie and Marcos Sacal Cohen as endorsers and Joint Obligors, with the appearance and conformity of CIBANO, S.A. Institution of Multiple Banking in its capacity as Trustee, for an amount of up to $ 200’000,000.00 M.N. (two Hundred Million Pesos 00/100 National Currency), hereinafter the “FIRST CREDIT CONTRACT”.

SECOND.- TRUST NO. CIB/3224.- Within the same deed cited in the previous immediate precedent, and under the “FIRST CREDIT AGREEMENT”, an Irrevocable Guarantee Trust Agreement identified as CIB/3224 was formed, concluded in the first part by BVG World, S.A. de C.V. in its capacity as a Trustee and Second Trustee, Exitus Capital and “SOFOPLUS” as the Trustees in the first place, CIBANO S, A, Multiple Banking Institution in its capacity as Trustee and Elias Sacal Cababie as Depositary, through which the following property was provided:

1.
PRIVATE UNIT 2 (TWO), which is located in the lot marked with the number FIFTY -SIX SCRIPT TWO, Supermanzana TWO, SECOND STAGE TOURIST, located in the Tourism Development of Cancun, Quintana Roo, with a TOTAL AREA of: 30,431.53 m2 (thirty thousand four hundred thirty-one point fifty-three square meters).- 14.7541 % UNDIVIDED (fourteen point seven thousand five hundred forty-one percent).- With the following boundaries and boundaries:

To the east: In three sections of: 54.91 mts. Fifty-four meters with ninety-one centimeters with Common Area; 115.70 mts. One Hundred Fifteen Meters with Seventy Centimeters with Common Area; 100.60 mts. One Hundred Meters with Sixty Centimeters with Common Area. - To the south: In a stretch of:
91.17 mts. Ninety-one meters with seventeen centimeters with Private Unit 1 (one).- To the west: In two sections of: 110.15 mts. One hundred and ten meters with fifteen centimeters with Laguna Nichupte Federal Zone; 100.01 meters. One hundred meters with one centimeter with Laguna Nichupte Federal Zone; To the north: In ten sections of: 36.00 mts. Thirty-six meters with Private Unit 3 (three); 7.52 mts. Seven meters with fifty-two centimeters with private unit 3 (three); 24.44 meters. Twenty-four meters with forty-four centimeters with Unidad Privativa 3 (three);
8.00 mts. Eight meters with common area; 14.52 mts. Fourteen meters with fifty -two centimeters with Common Area; 20.98 mts. Twenty meters with ninety-eight centimeters with Common Area; 14.52 mts. Fourteen meters with fifty-two centimeters with Common Area; 11.95 mts. Eleven meters with ninety-five centimeters with common area; 5.36 meters. Five meters with thirty-six centimeters with Common Area; 21.18 mts. Twenty-one meters with eighteen centimeters with Common Area. - Top: Adjoins with empty space. - Below: It adjoins with natural terrain, hereinafter the “PRIVATIVE UNIT 2 (TWO)”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
Such contract shall henceforth be referred to as the “TRUST NO. CIB/3224”.

THIRD. - CONTRIBUTION AGREEMENT. – On June , 2019, through deed 18.464 granted before the faith of Enna Rosa Valencia Rosado, Public Notary Number 14, of Cancun, Quintana Roo and by virtue of the celebration of the “TRUST NO. CIB/3224” A Transfer Agreement was concluded, partial termination of the Irrevocable Guarantee Trust number F/00455 and contribution to the “TRUST NO. CIB/3224”, through which the contribution of the “PRIVATIVE UNIT 2 (DOS)” was made as the patrimony of the “TRUST NO. CIB/3224”, granted in guarantee in favor of the Lenders.

FOURTH. – SECOND CREDIT CONTRACT.- On July 21, 2020, a Simple Credit Opening Contract with Trust Guarantee was concluded between Exitus Capital and “SOFOPLUS”, both as the accrediting companies, BVG World, S.A. de C.V. as Borrower, Messrs. Elias Sacal Cababie and Marcos Sacal Cohen as Joint Obligors and Mr. Elias Sacal Cababie as Depositary, through which they granted a loan in the amount of up to $ 200’000,000.00 M.N. (Two Hundred Million Pesos 00/100 National Currency), which was ratified on that same date, through public policy number 12.272 granted before the faith of Silvia Sanchez Guadarrama, Public Corridor number 85, Mexico City, hereinafter the "SECOND CREDIT CONTRACT".

FIFTH. – FIRST NOTIFICATION TO “TRUST NO. CIB/3224”.- Through policy number 12.636 dated September 4, 2020, granted before the faith of Silvia Sanchez Guadarrama, Public Corridor number 85, Mexico City, notification was made to CIBanco S, A, Multiple Banking Institution, in its capacity as Trustee, on the conclusion of the “SECOND CREDIT CONTRACT” and that said Trust will be liable for the obligations contained in that contract.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
SIXTH. - THIRD CREDIT CONTRACT.- On June 28, 2021, a Simple Credit Opening Contract with Trust Guarantee was concluded, between exitus Capital as the accrediting company, BVG World, S.A. de C.V. as Borrower, Messrs. Elias Sacal Cababie and Marcos Sacal Cohen, acting as solidary and depositary obligates, through which they granted a loan in the amount of up to
99,720,330.43 M.N. (ninety-nine million seven hundred twenty thousand three hundred thirty pesos 43/100 National Currency), which was ratified on July 26 , 2021, through public policy number 63.042 granted before the faith of José de la Paz Rendon de la Hoz, Public Corridor number 58, from Mexico City, hereinafter the “THIRD CREDIT AGREEMENT”.

SEVENTH. – AGREEMENT MODIFYING THE CIB/3224 TRUST.- Through policy number 63.043 dated July 26, 2021, granted before the faith of José de la Paz Rendon de la Hoz, Public Corridor number 58, Mexico City, a first amending agreement was concluded to the Irrevocable Guarantee Trust Agreement identified as CIB/3224, in order to modify, among others, the “DEFINITIONS” section established therein.

EIGHTH. – SECOND NOTIFICATION TO THE TRUST NO. CIB/3224.- Through policy number 63.306 dated August 24 , 2021, granted before the faith of José de la Paz Rendon de la Hoz, Public Corridor number 58, Mexico City, notification was carried out to CIBANO S, A, Multiple Banking Institution, in its capacity as Trustee, on the conclusion of the “THIRD CREDIT CONTRACT” and that said Trust will be liable for the obligations contained in that contract.

NINTH. – HOTEL CONDESA – INSURGENTES.- That E.S. AGRUPACION, S.A. DE C.V., being a majority shareholder and with the control of the administration of the REAL ESTATE company INSURGENTES 421, S.A. DE C.V., states for the purposes of this “CONTRACT”. that the latter is the beneficiary of the remaining flows of the operation and administration of the hotel called “HOTEL CONDESA – INSURGENTES”, which is located in AVENIDA INSURGENTES SUR 421, COLONIA HIPODROMO CONDESA, MAYOR

CUAUHTÉMOC, MEXICO CITY, ZIP CODE 06100; consisting of 415 (four hundred and fifteen) guest rooms, food and beverage outlets, recreational facilities, including gym, spa and various guest amenities.

TENTH. – HOTEL GRAND ISLAND CANCUN (GIC I). That Mr. MARCOS SACAL COHEN, being a majority shareholder and with the control of the management of the company OPERADORA HOTELERA GI, S.A. DE C.V., states for the purposes of this “CONTRACT”. that the latter is the beneficiary of the remaining flows of the operation and administration of the hotel called “GRAND ISLAND CANCUN HOTEL (GIC I)”, formed in turn by 2 (two) hotels within the PRIVATE UNIT 1, 4 AND 5 LOCATED IN THE LOT MARKED WITH THE NUMBER 56 (FIFTY-SIX) SCRIPT TO SCRIPT ONE AND 56 (FIFTY-SIX) SCRIPT TO SCRIPT TWO, SUPERMANZANA TO TWO, SECOND TOURIST STAGE, WITHIN THE TOURIST DEVELOPMENT CALLED GRAND ISLAND CANCUN; CONFORMED BY
1.016 (one thousand sixteen) guest rooms , Beach Club and various guest amenities.

FIRST TENTH. - SOFOPLUS CREDIT. BVG WORLD, S.A. DE C.V. acknowledges and accepts that, at the date of the conclusion of this “CONTRACT”, it has entered into a simple credit agreement with the company “SOFOPLUS” in its capacity as lender, for up to 15,000,000.00 USD (fifteen million dollars 00/100 legal tender in the United States of America), hereinafter the “SOFOPLUS CREDIT”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
TWELFTH.- FOURTH CREDIT CONTRACT.- On May 31, 2022, a Simple Credit Opening Contract with Trust Guarantee was concluded, between Exitus Capital as the accrediting company, BVG WORLD, S.A. de C.V. as Borrower; the company E.S. Grouping, S.A. de C.V. S.A. de C.V. and Messrs. Elias Sacal Cababie and Marcos Sacal Cohen, acting as Joint Obligors and/or depositaries, through which they granted a credit in the amount of up to 15,000,000.00 USD (fifteen million dollars 00/100 legal tender in the United States of America), which was ratified on May 31, 2022, by public policy number 65.373 granted before the faith of Mr. José de la Paz Rendon de la Hoz, Public Corridor number 58, Mexico City, hereinafter the "FOURTH CREDIT CONTRACT".

THIRTEENTH.- THIRD NOTIFICATION TO THE TRUST NO. CIB/3224.- In a formal notification letter dated June 24 , 2022, the notification was made to CIBanco S, A, Multiple Banking Institution, in its capacity as Trustee, on the conclusion of the “FOURTH CREDIT AGREEMENT”, instructing that the assets of such Trust be responsible for all the obligations contained in the aforementioned contract.

FOURTEENTH.- TRUST EXITUS.- On May 31, 2022, the Irrevocable Trust Agreement of Guarantee And Alternate Source of Payment identified with the number 250 C was granted, concluded in the first part by BVG WORLD, S.A. de C.V. in its capacity as Borrower, Exitus Capital and “SOFOPLUS” as the first trustees, Exitus Capital in its capacity as Trustee, Mr. Elias Sacal Cababie in its capacity as Trustee A and Trustee in second place A, on the other hand E.S. Grouping, S.A. de C.V. in its capacity as Trustor B and Trusts in second place B and finally Mr. Marcos Sacal Cohen in its capacity as Trustor C and Trusts in second place C, by which the TRUSTS contributed to the patrimony the following, hereinafter “EXITUS TRUST”:

1.
The totality of the remaining resources that they are entitled to receive and that originate from the contracts of service, operation, administration, or of any other nature, of the hotels denominated “HOTEL CONDESA - INSURGENTES” and “HOTEL GRAND ISLAND CANCUN I (GIC I)” ( hereinafter the “FLOWS”) and that in their case result once the resources derived from them

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
Contracts are applied to the payment of the corresponding fiduciary guarantee obligations, and the corresponding notifications and instructions must be made, on their own account or by the companies indicated in the NINTH and TENTH records, for such remaining flows to be deposited in the bank account in the name of the “EXITUS TRUST” and/or any other account that previously designates “EXITUS CAPITAL” for such purposes.

FIFTEENTH.- CONTRIBUTION AGREEMENT TO THE EXITUS TRUST.- Through public deed number 18.873 dated June 24, 2022, granted before the faith of Mr. César Alvarez Flores, Public Notary number 87 of Mexico City, an agreement was granted for the contribution of real estate to the Contract of Irrevocable Trust of Guarantee and Alternate Source of Payment identified as number 250 C, between CIBANCO, S.A. Multiple Banking Institution, Trust Division as Trust of the Trust Number F/00455, BVG World, S.A. de
C.V. and Exitus Capital as a Trustee of the “EXITUS TRUST” by virtue of which among other points it was agreed to contribute to the patrimony the following property:

1.
PROPERTY IDENTIFIED AS BEACH CLUB, with a total area of approximately 6.800 m2 composed of lots of land 7 (seven) to 13 (thirteen) located in the Brisas del Marquez, Mz. E, S/N in Acapulco , Guerrero. With the following boundaries and boundaries, hereinafter “BEACH CLUB”:

To the north: In 110.74 mts and 32.58 mts with street Carabela. – To the south: In five sections of 23.51 mts, 34.68 m2,36.94 mts, 14.62 mts and 15.98 mts with the federal maritime terrestrial zone. - To the east: In 51.82 mts with lot number 14 (fourteen) of the apple “E”. - To the West: In 59.52 mts with green zone.

2.
LOT IDENTIFIED AS “MP-1” (“LA COSTA BAJAMAR”), composed of 3 (three) fractions of land located within the Bajamar Tourist Development in Ensenada, Baja California, with the following characteristics and measures, hereinafter “LA COSTA BAJAMAR”:

-	Fraction A, Manzana S/M, cadastral key FG-569-001 with surface of 270,804.81 m2.
-	Fraction B, Apple S/M, cadastral key FG-569-002 with area of 304,774.69 m2.
-	Fraction C, apple S/M, cadastral key FG-569-003 with area of 355,788.10 m2.
-	A easement of passage with an area of 41,084.49 m2.

SIXTEENTH.- FIFTH CREDIT CONTRACT. On June 26, 2023, a Simple Credit Opening Contract with Trust Guarantee was concluded, between Exitus Capital as the accrediting company, Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.) as Borrower; the company E.S. Grouping, S.A. de C.V., was established as Borrower. S.A. de C.V. and Messrs. Elias Sacal Cababie and Marcos Sacal Cohen, acting as Joint Obligors and/or depositors, through which they granted a loan in the amount of 17,227,954.00 M.N. (seventeen million two hundred twenty seven thousand nine hundred fifty-four pesos 00/100 National Currency), which was ratified on June 28, 2023, by public policy number 7.001 granted before the faith of Mr. Oscar Gerardo Castillo Chavez Camacho, Public Corridor number 66 of Mexico City, hereinafter the "FIFTH CREDIT CONTRACT".

SEVENTEENTH.- SIXTH CREDIT CONTRACT. On June 26, 2023, a Simple Credit Opening Contract with Trust Guarantee was concluded, between Exitus Capital as the accrediting company, Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.) as Borrower; the company E.S. Grouping, S.A. de C.V., was established as Borrower. S.A. de C.V. and Messrs. Elias Sacal Cababie and Marcos Sacal Cohen in their capacity as solidary and/or depositary obligates, through which they granted a credit in the amount of $ 972,396.00 USD (nine hundred seventy -two thousand three hundred ninety-six dollars 00/100 legal tender in the United States of America), which was ratified on June 28, 2023, by public policy number 7.002 granted before the faith of Mr. Oscar Gerardo Castillo Chavez Camacho, public corridor number 66 of Mexico City, hereinafter the “SIXTH CREDIT CONTRACT”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
EIGHTEENTH.- SEVENTH CREDIT CONTRACT. On December 05, 2023, a Simple Credit Opening Contract with Trust Guarantee was concluded, between Exitus Capital as the accrediting company, Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.) as Borrower; the company E.S. Grouping, S.A. de C.V., was established as Borrower. S.A. de C.V. and Messrs. Elias Sacal Cababie and Marcos Sacal Cohen, acting as Joint Obligors and/or depositaries, through which they granted a loan in the amount of 2,500,000.00 USD (two million five hundred thousand dollars 00/100 legal tender in the United States of America), which was ratified on December 05, 2023, by public policy number 7.403 granted before the faith of Mr. Oscar Gerardo Castillo Chavez Camacho, Public Corridor number 66 of Mexico City, hereinafter the "SEVENTH CREDIT CONTRACT".

“GENERAL DATA”
When the “CONTRACT” refers to the “GENERAL DATA”, it will be understood that it is the information contained in this section. The terms defined below and used in the “CONTRACT”, whether singular or plural, feminine or masculine, shall have the meaning given to them herein:

1	“THE BORROWER”:	MURANO WORLD, A LIMITED COMPANY OF VARIABLE CAPITAL (FORMERLY BVG WORLD, S.A. DE C.V.)

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
2	PROXY OR LEGAL REPRESENTATIVE OF “THE BORROWER”:	MARCOS SACAL COHEN IN HIS CHARACITY OF APPRIETARY.
3	DEED OR POLICY IN WHICH THE CONSTITUTION OF “LA ACCREDITADA” IS INCLUDED:
It is a commercial company constituted in accordance with the legislation of the United Mexican States, under the name BVG WORLD, S.A. DE C.V. as stated in public deed No. 4.572, dated February 21, 2007, granted before the faith of Mr. José Luis Reyes Vazquez, Public Notary 31 of Bahia de Banderas Nayarit, which is duly registered in the Public Registry of Commerce of Mexico City, under the commercial sheet number 363034, dated april 10, 2007.
That changed its corporate name to become MURANO WORLD, S.A, DE C.V. as recorded in public deed No. 51.526, dated September 06, 2022, granted before the faith of Luis Eduardo Paredes Sanchez, Public Notary 180 of Mexico City, which is in the process of registration in the Public Registry
Of Commerce of Mexico City for its recent grant.

4	DEED IN WHICH THE POWERS OF THE ATTORNEY OR LEGAL REPRESENTATIVE OF “LA BORROWER”:
Public deed number 11.644 of April 07, 2011, passed before the faith of Mr. José Luis Reyes Vazquez, Public Notary number 31 of Bahia de Banderas, Nayarit, duly registered in the Public Registry of Commerce of Mexico City, Mexico. under the commercial folio number 363034* dated october 04, 2018.

5	NATIONALITY:	Mexican.
6	PLACE AND DATE OF BIRTH:	N/A
7	CURP OF “THE BORROWER”:	N/A
8	RFC OF “THE BORROWER”:	BWO070221KPA
9	CIVIL STATUS AND PATRIMONIAL REGIME:	N/A
10	ADDRESS AND E- MAIL OF “LA ACCREDITADA”:	ADDRESS: CALLE BUCARELI NUMBER 42, DISPATCH 201 B, COLONIA CENTRO, ALCALDIA CUAUHTÉMOC, IN THE CITY OF MEXICO, ZIP CODE 06040. EMAIL: marcos@murano.com.mx

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
11	“THE JOINT OBLIGORS”:
1.- E.S. AGRUPACION, S.A. DE C.V. Through its proxy, states that:
It was established under the name QUINTA MARIPOSA, S.A. DE C.V. by public deed No. 1.030, dated December 22, 2004, granted before the faith of Mr. José Luis Reyes Vazquez, Public Notary 31 of Nuevo Vallarta, Nayarit, which is duly registered in the Public Registry of Commerce of Mexico City, Mexico. under the commercial folio number 329282 dated february 25, 2005.

That changed its corporate name to become E.S. AGRUPACION, S.A. DE
C.V. By public deed no. 4.571, dated February 12, 2007, granted before the faith of Mr. José Luis Reyes Vazquez, Public Notary 31 of Nuevo Vallarta, Nayarit, which is duly registered in the Public Registry of Commerce of Mexico City, Mexico. under the commercial folio number 329282 dated february 21, 2007.
That is represented by Mr. MARCOS SACAL COHEN who accredits his personality through public deed number 13.744 of February 18, 2014, passed before the faith of Mr. José Luis Reyes Vazquez, Public Notary number 31 of Bahia de Banderas, Nayarit, duly registered in the Public Registry of Commerce of Mexico City.

That is registered in the Federal Taxpayers Registry (RFC) under the code EAG041222ET5 and that its address is located at CALLE BUCARELI NUMBER 42, DISPATCH 101, COLONIA CENTRO (AREA 4), MAYOR CUAUHTÉMOC, IN MEXICO CITY, ZIP CODE 06040.

2.- MARCOS SACAL COHEN, in his own right, states that:
He is a natural person of Mexican nationality originating in Mexico City, where he was born on December 29, 1992, currently married for separation of property.

That your Unique Population Registration Key (CURP) is SACM921229HDFCHR00 which is registered in the Federal Taxpayer Registry (RFC) under the SAMM9212296B5 key, your email is marcos@murano.com.mx and that your
Address is located in AVENIDA PASEO DE LA REFORMA 1966, COLONIA LOMAS

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY

DE CHAPULTEPEC, ALCALDIA MIGUEL HIDALGO, ZIP CODE 11000, IN MEXICO CITY.

3.- ELIAS SACAL CABABIE through his proxy, states that:
He is a natural person of Mexican nationality originating from Mexico City place where he was born on December 08, 1965 currently single.

That its unique Population Registration Key (CURP) is SACE651208HDFCBL07 which is registered in the Federal Taxpayer Registry (RFC) under the code SACE651208FD5 , its email address elias@bvg.com.mxand that its address is located in BUCARELI NUMBER 42, OFFICE 104, COLONIA CENTRO (AREA 4), MAYOR CUAUHTÉMOC, IN MEXICO CITY, ZIP CODE 06040 AND/OR AVENIDA PASEO DE LA REFORMA 1966, COLONIA LOMAS DE CHAPULTEPEC, ALCALDIA MIGUEL HIDALGO, ZIP CODE 11000, IN MEXICO CITY.

It is represented by Mr. MARCOS SACAL COHEN, a personality that accredits through instrument 13.262 dated July 13, 2020, before the faith of Notary Public number 10 of Nuevo Vallarta, State of Nayarit, Licenciado Guillermo
Loza Ramirez.

12	“THE GUARANTOR OF THE LOAN”:	N/A

“ CREDIT CONDITIONS”
Where the “CONTRACT” refers to the “CONDITIONS OF CREDIT”, it shall be understood that it is the information contained in this paragraph. The terms defined below and used in the “CONTRACT”, whether singular or plural, feminine or masculine, shall have the meaning given to them herein:

13	CREDIT LINE AMOUNT:	18,149,309.00 USD (EIGHTEEN MILLION ONE HUNDRED AND FORTY NINE THOUSAND THREE HUNDRED NINE DOLLARS 00/100 LEGAL TENDER IN THE UNITED STATES OF AMERICA).
14	CREDIT DESTINATION:	WORKING CAPITAL.
15	FORM AND NUMBER OF PROVISIONS:	ONE OR MORE.
16	“THE BORROWER” ACCOUNT:	ACCOUNT NUMBER: 0114624033 CLABE: 012180001146240330 BANK: BBVA MEXICO, S.A. MULTIPLE BANKING INSTITUTION, BBVA MEXICO FINANCIAL GROUP
17	CREDIT TERM:	15 (FIFTEEN) MONTHS.
18	CREDIT AMORTIZATION:
PRINCIPAL PAYMENT: A SINGLE PRINCIPAL PAYMENT AT THE MATURITY OF THE CREDIT LINE, AS SET FORTH IN THE PROMISSORY NOTE(S) OF EACH PROVISION OF THE CREDIT LINE.
PAYMENT OF ORDINARY INTEREST: FOUR-MONTHLY PAYMENTS OF INTEREST
ORDINARY, IN ACCORDANCE WITH THE PROVISIONS OF THE PROMISSORY NOTE(S) OF EACH PROVISION OF THE CREDIT LINE.

19	ORDINARY ANNUAL INTEREST RATE:	FIXED: 15.0% (FIFTEEN POINT ZERO PERCENT) PER YEAR.
20	DEFAULT INTEREST RATE :	THE RESULT OF MULTIPLYING BY FACTOR 2 (TWO) THE ORDINARY INTEREST RATE.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
21	OPENING FEE:	N/A
22	DISBURSEMENT FEE:	N/A
23	DISBURSEMENT FEE:	N/A
24	“EXITUS CAPITAL” ACCOUNT:	ACCOUNT NUMBER: 0488534312 CLABE: 072 180 004885343124 BANK: BANCO MERCANTIL DEL NORTE S.A., MULTIPLE BANKING INSTITUTION, BANORTE FINANCIAL GROUP. CURRENCY: US DOLLAR
25	ADDITIONAL OBLIGATIONS:
1.        “THE BORROWER” is obliged to deliver within 5 (five) business days following the signing of this “CONTRACT”, each and every one of the insurance policies contracted and related to the properties related in NUMBER 29 (DESCRIPTION And CONDITIONS OF WARRANTIES).
2.       “THE BORROWER” is obliged to keep all its accounts up to date and, where appropriate, to cover all the maturities of any contracts concluded

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
With “EXITUS CAPITAL”, including without limitation your lease line, simple credit and any other contracts in effect to date.
26	TERM:	FROM SEPTEMBER 30, 2024 TO DECEMBER 30, 2026.
27	SIGNATURE DATE:	SEPTEMBER 30 , 2024.

“ CREDIT GUARANTEE(S)”
Where the “CONTRACT” refers to the “CREDIT GUARANTEE(s)”, it shall be understood that it is the information contained in this paragraph. The terms defined below and used in the “CONTRACT”, whether singular or plural, feminine or masculine, shall have the meaning given to them herein:

28	WARRANTIES:	1. “TRUST EXITUS”.
29
DESCRIPTION AND CONDITIONS OF WARRANTIES:

1. “TRUST EXITUS”.

To ensure the timely and full compliance with the obligations of this “CONTRACT” by “THE BORROWER”, “THE OBLIGOR SOLIDARIO” in order to agree to its interests grants its consent and is bound in its capacity as the TRUSTEE of the Contract of “TRUST EXITUS” described in the FOURTEENTH antecedent of this “CONTRACT”. to ensure the timely and full compliance of each and every one of the obligations contracted by “THE BORROWER” with all the assets that are currently constituted in the “TRUST EXITUS”. Therefore, in this same act, it accepts and undertakes to:

I.       To keep within the assets of the “ESFIANZA EXITUS”, the properties “CLUB DE PLAYA” and “LA COSTA BAJAMAR”, which have been described in the Background chapter of this “CONTRACT”, as well as any other property that is part of the current assets of the “EXITUS TRUST” and serves to meet the obligations contracted by “THE BORROWER” under this “CONTRACT”.

II.       Notify the Trustee so that the line of credit listed in this “CONTRACT” is guaranteed with the assets of the “EXITUS TRUST”.

III.    “THE BORROWER” is obliged, where appropriate, to cover at its expense rights, fees and other expenses that are generated by the formalization and registration in the Public Registry of Property corresponding to the “EXITUS TRUST”, as well as the fiduciary fees agreed.

Capacity: The value of the properties contributed to the estate of the “TRUST EXITUS” (hereinafter the “Guarantees”), must at all times keep a proportion with respect to 1.5 to 1.0 (one point five to one point zero) regarding the AMOUNT OF THE CREDIT and any other present or future obligations contracted by “THE BORROWER” in favor of “EXITUS CAPITAL”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY

In the understanding that “EXITUS CAPITAL” will not release any of the “guarantees”, until the AMOUNT OF THE CREDIT and any other present or future obligations contracted by “THE BORROWER” in favor of “EXITUS CAPITAL” are liquidated in full.

Update: “THE JOINT OBLIGORS”, in their capacity as setters and / or “THE BORROWER”, are obliged to send quarterly to the Trustee of the “EXITUS TRUST”, a detailed list of the “Guarantees” in Excel format and printed duly signed by person duly authorized to do so.

Verification: The “GUARANTEES” must be reviewed monthly or at any time at the express request of “EXITUS CAPITAL”; and “THE BORROWER”, as well as “THE SOLIDARY OBLIGATES”, in their capacity as trustees are obliged to grant all the facilities for such review or inspection.

IV.     “THE BORROWER” and “JOINT OBLIGORS” are OBLIGED to sign an agreement of civil commercial mediation before a private mediator certified by the Center of Alternative Justice of the Superior Court of Justice of Mexico City that designates “EXITUS CAPITAL”, in which the procedure for the delivery of possession of the trust property is established once the conventional procedure of is exhausted Extrajudicial alienation established in each of the “Guarantees”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY

V.       “THE BORROWER” and “THE SOLIDARY OBLIGATES” agree that, for the execution of the trust patrimony, they will be subject to the provisions of the mediation agreement concluded before Private Mediator certified by the Superior Court of Justice of Mexico City.

Any breach of the obligations set forth in this paragraph shall constitute GROUNDS FOR TERMINATION for the purposes of the SIXTEENTH CLAUSE of this “CONTRACT” and, “EXITUS CAPITAL” may terminate the credit in advance and make all amounts due enforceable and liquidable, in accordance with the provisions of the CLAUSE
SEVENTEENTH of the present.

30	PROPERTY OF “THE JOINT OBLIGORS”:	Those indicated in their Patrimonial Relationship.

D E C L A R A C I O N E S

I.	DECLARES “EXITUS CAPITAL” THROUGH ITS PROXY OR LEGAL REPRESENTATIVE:

a)
It is a Company duly constituted and existing in accordance with the laws of the Mexican Republic under the name EC CONSULTORES FINANCIEROS, S.A. DE C.V., SOFOM, E.N.R., as stated in Public Deed number 68.023 , book 135, dated May 13, 2008, granted before the faith of the Licenciado Moisés Farca Chabarati, holder of the Public Notary Number 91 of the Federal District, whose first testimony was duly registered in the Public Registry of Property and Commerce of the then Federal District under the commercial folio number 384.458, dated august 01, 2008.

b)
It is a Multiple Purpose Financial Company (SOFOM), an unregulated entity (E.N.R.), in accordance with the Decree amending, repealing and adding various provisions of the General Law on Credit Titles and Operations, General Law on Organizations and Auxiliary Activities of Credit, Law on Credit Institutions, Law on Credit, General Law of Mutualist Insurance Institutions and Societies, Federal Law of Bonds Institutions, Law to Regulate Financial Groups, Law of Savings and Popular Credit, Law of Foreign Investment , Law of Income Tax, law on Value Added Tax and Tax Code of the Federation” published in the Official Journal of the Federation on July 18, 2006.

c)
That adopted the modality of Investment Promotion Company and modified its denomination to remain as EXITUS CAPITAL, S.A.P.I. DE C.V., SOFOM, E.N.R., which accredits with public instrument number 27.071 of July 13 , 2010, granted before the faith of the Licenciado Victor Rafael Aguilar Molina, holder of the Notary Public number 174 of the Federal District and, whose first testimony was duly registered in the Public Registry of Property and Commerce of the then Federal District under the commercial folio number 384458* dated July 15, 2010.

d)
In compliance with the provisions of the General Law of Organizations and Activities Auxiliary of Credit in force, indicates that, for its constitution and operation with such character, it does not require authorization from the Ministry of Finance and Public Credit, and that for the performance of its operations it is subject to the supervision of the National Banking and Securities Commission, only for the purposes of the provisions of Article 56 of the aforementioned Law.

e)
Mr. Ramon Garcia Torres, accredits his personality and the powers with which they appear to sign the present, by means of public instrument number 18.699, dated June 30 , 2021, granted before the faith of the Licenciado Cesar Alvarez Flores, public Notary Number 87 of Mexico City, whose first testimony is in the process of registration in the Public Registry of Property and Commerce of Mexico City under the commercial folio number 384458-1 and; they state, under protest of truth, that their power and powers are necessary and sufficient to sign this “CONTRACT” and that they have not been revoked or modified in any way.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
f)
That is registered in the Federal Taxpayers Register under the code ECF080513LZ0 and that its address is located at Carretera México Toluca number 5420, Floor 8, Office 801, Colonia El Yaqui, Mayor Cuajimalpa de Morelos, Mexico City, Mexico City, Mexico. postal Code 05320 and that its page on the world Internet is www.exitus.com.

g)
That prior to the signing of this contract, I inform “THE BORROWER” the applicable Total Annual Cost (CAT), understood as the total annual cost of financing expressed in annual percentage terms that, for informational and comparison purposes, it incorporates all the costs and expenses inherent in the credits.

II.	DECLARES “THE BORROWER” THROUGH ITS LEGAL REPRESENTATIVE, THAT:

a)
It is duly constituted and existing in accordance with the laws of the Mexican Republic, as stated in the public instrument mentioned in NUMBER 3 of the “GENERAL DATA” and, the conclusion of this “CONTRACT” is included in its corporate purpose and does not contravene in any way its statutes.

b)
His legal representative proves his personality through the public instrument mentioned in NUMBER 4 of the “GENERAL DATA” and, under protest of telling the truth, states that he has the necessary and sufficient powers and powers to sign this “CONTRACT” and that they have not been revoked, limited or modified in any way.

c)
That is registered in the Federal Taxpayer Registry (RFC) under the key indicated in the NUMBER 8 of the “GENERAL DATA” and that your address and email address is indicated in the NUMBER 10 of the “GENERAL DATA”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
d)
That owns directly, or indirectly through its subsidiaries and affiliates, the assets that make up your company and that you are current in the payment of all taxes and duties at your expense, that it has no knowledge of contingencies regarding the enforceability of liabilities for taxes or other and that to the extent it is aware, there is no lawsuit, no action or proceeding against it, that affects or may adversely affect it to fulfill the obligations established in this “CONTRACT” and is not aware of any legal procedure that has been initiated against it and that adversely affects the situation of its operation, property or rights, and that it is to the detriment of this “CONTRACT”.

e)
That does not require the authorization, approval of any person or its decision-making bodies or any act of governmental authority or public and/or private body for the proper conclusion and compliance with the provisions of this document.

f)
That the resources with which it will fulfill its obligations under this “CONTRACT” and in favor of “EXITUS CAPITAL”, come and will come from lawful activities and included in its social object or economic activity.

g)
That the data contained in this “CONTRACT” and, the financial and accounting information that has been provided to “EXITUS CAPITAL” for the granting of the credit reflects in a truthful and accurate way the economic situation of “THE BORROWER” and, that it knows the content and legal scope of article 98 (ninety-eight) in force of the General Law of Organizations and Activities Auxiliary to Credit, concerning the penalties that may be imposed on persons who for the purpose of obtaining a loan or credit provide to an auxiliary organization of credit, false data on the amount of assets or liabilities of an entity or natural or legal person, if as a result it is bankruptcy or patrimonial damage to the organization, this regardless of the penalties that may result in law.

h)
What “EXITUS CAPITAL” made you aware of, that the Privacy Notice can be consulted and is available to you on the website of the global Internet www.exitus.com and, that I explain the content and scope of the same prior to the collection and processing of your personal data in terms of the provisions of the Federal Law on Protection of Personal Data Held by Private Parties; by virtue of this, it agrees with the content of said notice, has full knowledge of its text and expresses its agreement by signing this “CONTRACT”.

i)
That you know and agree that the credit granted through this “CONTRACT” may be funded with own resources of “EXITUS CAPITAL” and / or from any financial institution or financial institution in the country or abroad, Development Banking, commercial banking or others or any other source of legal funding.

j)
In the event that the credit is funded with Nacional Financiera, S.N.C. (hereinafter “NAFIN”), “THE BORROWER” declares to know that the credit is granted with the support of “NAFIN”, exclusively for national development purposes.

k)
That prior to the conclusion of this “CONTRACT” and in accordance with the provisions of Article 87-M (eighty-seven EME indent) in force of the General Law of Organizations and Activities Auxiliary of Credit “EXITUS CAPITAL” informed you about the consideration, amount of partial payments, the form and periodicity to liquidate them, financial charges, accessories, amount and detail of any charge, if any, number of payments to be made, their periodicity, if any, the right to liquidate the operation in advance and the conditions for it and, the interests, including the moratoria, how to calculate them and the interest rate.

l)	That prior to the signing of this “CONTRACT”, “EXITUS CAPITAL” announced the Total Annual Cost (CAT) of the credit.

m)
That “EXITUS CAPITAL” at the time of the conclusion of this instrument, I give you the following documents: Copy of the “CONTRACT”, cover, which forms an integral part of the “CONTRACT”, transcription of legal provisions, amortization table, as well as all its annexes.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
n)	That knows the local, national and international socio-environmental regulations applicable to its commercial activity and is up to date in compliance with the obligations derived from it.

o)
That as far as he is aware he is not involved in any legal proceedings for acts of corruption, that in the development of its commercial activity it seeks not to involve itself or tolerate any act of corruption and that in the negotiation of the conditions of this “CONTRACT” no act of corruption was incurred.

p)
That you are fully aware of and understand the legal provisions relating to the use of electronic systems and transactions made through your Advanced Electronic Signature, so you acknowledge and agree that the Advanced Electronic Signature identifies and authenticates you.

III.	THEY DECLARE “THE JOINT OBLIGORS”:

III.A.	E.S. AGRUPACION, S.A. DE C.V., THROUGH ITS LEGAL REPRESENTATIVE, DECLARES THAT:

a)
It is duly constituted and existing in accordance with the laws of the Mexican Republic, as stated in the public instrument mentioned in NUMBER 11 of the “GENERAL DATA” and, the conclusion of this “CONTRACT” is included in its corporate purpose and does not contravene in any way its statutes.

b)
His legal representative proves his personality through the public instrument mentioned in NUMBER 11 of the “GENERAL DATA” and, under protest of telling the truth, states that he has the powers and powers necessary to sign this “CONTRACT” and that they have not been revoked, limited or modified in any way.

III.B.	MESSRS. ELIAS SACAL CABABIE AND MARCOS SACAL COHEN, BY THEIR OWN RIGHT AND UNDER PROTEST OF SAYING

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
TRUTH, IT DECLARES THAT:

c)	That your personal data are those mentioned in NUMBER 11 of the “GENERAL DATA” and that you have full legal capacity for the conclusion of this “CONTRACT”.

III.C.	THEY CONTINUE TO DECLARE “THE JOINT OBLIGORS” INDISINTAMENTE:

d)
They are registered in the Federal Register of Taxpayers under the keys indicated in NUMBER 11 of the "GENERAL DATA" and that their addresses and emails are those indicated in NUMBER 11 of the "GENERAL DATA".

e)
That they are current in the payment of all taxes and duties in their charge, and that as far as they are aware, there is no lawsuit, nor any action or proceeding against them, that affects or may adversely affect them in order to comply with the obligations established in this “CONTRACT”. Likewise, it is not aware of any legal procedure that has been initiated against it and that adversely affects the situation of its operation, property or rights, and that is to the detriment of this “CONTRACT”.

f)
They do not require the authorization of any person or their decision-making bodies, approval or any act of governmental authority or public and/or private body for the proper conclusion and compliance with the provisions of this document.

g)	That the resources with which it will fulfill the obligations contracted in this “CONTRACT” and in favor of “EXITUS CAPITAL” come and will come from lawful activities.

h)
That the data contained in this “CONTRACT” and, the financial and accounting information that has been provided to “EXITUS CAPITAL” for the granting of the credit reflects in a truthful and accurate way the economic situation and, know the content and legal scope of article 98 (ninety-eight) in force of the General Law of Organizations and Activities Auxiliary to Credit, relating to the penalties that may be imposed on persons who for the purpose of obtaining a loan or credit provide to an auxiliary organization of credit, false data on the amount of assets or liabilities of an entity or natural or legal person, if as a result it is bankruptcy or patrimonial damage to the organization, this regardless of the penalties that may result in law.

i)
That “EXITUS CAPITAL” made it known to you that the Privacy Notice can be consulted and is available to you on the website of the worldwide network “Internet” www.exitus.com and, who explained the content and scope of the same prior to obtaining and processing of your personal data in terms of the provisions of the Federal Law on Protection of Personal Data Held by Private Parties by virtue of it agrees with said notice, it has full knowledge of its text and expresses its agreement by signing this “CONTRACT”.

j)
That by agreeing to their interests and by virtue of the granting of the credit benefits them constitute “JOINT OBLIGATIONS” of “THE BORROWER”. with respect to each and every one of the obligations arising from this “CONTRACT” in charge of “THE BORROWER” and in favor of “EXITUS CAPITAL”, in the terms indicated in this instrument.

k)	That they present their patrimonial relationship in which they declare to have sufficient assets to guarantee the fulfillment of the obligations contracted by “THE BORROWER” through this “CONTRACT”.

Having recognized “THE PARTIES”, their express will with which they appear to the conclusion of this contract, which is free from any vice of consent, are bound in accordance with the following:

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
C L A U S U L A S:

FIRST – GRANT OF CREDIT

“EXITUS CAPITAL” makes available to “THE CREDITED” a simple line of credit up to the amount specified in the NUMBER 13 (TOTAL AMOUNT OF THE CREDIT LINE), of the “CONDITIONS OF CREDIT”; for the purposes of Article 292 (two hundred ninety-two) of the General Law of Securities and Credit Operations, within this amount are not included the ordinary interest, commissions, expenses in favor of third parties and taxes that must pay “THE CREDITED” for the use and payment of the credit granted.

SECOND – DESTINATION OF RESOURCES

“THE BORROWER” undertakes to use the amount of the credit solely and exclusively for the purposes indicated in NUMBER 14 (DESTINATION OF THE CREDIT) of the “CONDITIONS OF CREDIT”; “EXITUS CAPITAL” may at any time verify that “THE BORROWER” has used the credit resources for such purposes.

“THE BORROWER” is obliged to follow lawful commercial practices for the acquisition of the goods and / or services for which this credit is intended.

THIRD – FORM OF DISBURSEMENT

“THE BORROWER” may use the simple credit, granted from the date of signature of this “CONTRACT”, as “EXITUS CAPITAL” shall authorize it upon request received from “THE BORROWER”, as long as you are up to date in the fulfillment of the obligations established under your charge in this “CONTRACT” and, there are resources available in the Treasury of “EXITUS CAPITAL”.

The provision shall be made in the manner set out in NUMBER 15 (FORM And NUMBER OF PROVISIONS) of the “CONDITIONS OF CREDIT”, shall not exceed the TOTAL AMOUNT OF THE CREDIT LINE , nor the term set out in this “CONTRACT”; for each provision of the credit, “EXITUS CAPITAL” will provide “THE BORROWER” with the Amortization Table that reflects: (i) Client and Credit Identification, (ii) Start and Expiration Date, (iii) Amount of the provision, (iv) Term of the provision, (v) Interest Rate, (vi) Fees, (vii) Period or Payment Number, (viii) Payment Date and Due Date, (ix) Number of Days in the Period, (x) Imsolute Capital Balance, (xi) Amount of Credit to Capital, (xii) Interest Generated, (xiii) Interest VAT and (xiv) Total Amount to be Paid in the Period.

Each provision shall be documented by signing a note, which shall be duly signed by “THE BORROWER” and “THE JOINT OBLIGORS” as “ENDORSERS”, and that the due date does not exceed the period established for payment in this “CONTRACT”. this note must be delivered prior to the dispersion of resources, which must be of a causal type. The aforementioned notes do not constitute novation, modification or termination of the obligations that “THE BORROWER” has contracted in favor of “EXITUS CAPITAL” in this “CONTRACT”.

“THE BORROWER” hereby instructs “EXITUS CAPITAL” so that the amount of the provisions is paid in immediately available funds to the bank account indicated in NUMBER 16 ( THE BORROWER ACCOUNT) of the “CONDITIONS OF CREDIT”. and/or, where appropriate, the account that notifies in writing 3 (three) business days before the dispersion of the resources “THE BORROWER” to “EXITUS CAPITAL”. therefore , the printout of the Interbank Electronic Payments System (SPEI) will serve as sufficient evidence of the disbursement of the credit funds.

FOURTH – AMORTIZATION OF CREDIT

“THE BORROWER” is obliged to pay the total amount of the capital provided for “EXITUS CAPITAL” in the number of payments established therein
NUMBER 18 (AMORTIZATION OF CREDIT) of the “CONDITIONS OF CREDIT”, also “THE BORROWER” is obliged to pay

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
Ordinary interest for periods due on the total amount of the provisions of the credit by means of the number of payments established in NUMBER 18 (AMORTIZATION OF THE CREDIT), of the “CONDITIONS OF THE CREDIT” and in terms of the provisions of CLAUSE 5 of this “CONTRACT”. “EXITUS CAPITAL” may not require the payment of interest in advance, but only for expired periods.

“THE BORROWER” is obliged to make the principal and interest payments on the dates and for the amounts established in (the) promissory note(s) that documents the disbursement of the credit, as well as the other benefits, in accordance with the provisions of this “CONTRACT”, without the need for a requirement, prior payment or notice, at the address of “EXITUS CAPITAL” or by deposit or electronic transfer in national currency, funds freely transferable and immediately available the same day to the bank account indicated in the NUMBER 24 (ACCOUNT OF “EXITUS CAPITAL”) of the “ CREDIT CONDITIONS” opened in the name of “EXITUS CAPITAL”; or in the bank account that notifies you “EXITUS CAPITAL” in writing or any other electronic means (three days) before “THE CREDITED” must make any interest or principal payment.

The payments made by “THE BORROWER” will be credited as follows:

a)	Cash, the same day it is deposited.
b)
Check payable by a credit institution: The aforementioned check will be received unless good collection and, where appropriate, the amount covered by it will be credited the next business day if the payment is made before 16:00, time of central Mexico, or no later than the next second business day if payment is made after 16:00, Central Mexico time;

c)
Electronic Funds Transfer: (l) the same day those made through the Interbank Electronic Payments System (SPEI); and (ll) the business day following the order of the transfer, if the payment is made through the electronic transfers system.

The payment deadline will be as indicated in the Depreciation Table(s). When the payment deadline is on a non-working day it will be covered the next business day, without the collection of commissions, penalties and / or delinquent interest for “THE CREDITED”. For the purposes of this “CONTRACT”, a business day shall be understood as any day that, in accordance with the general provisions issued annually by the National Banking and Securities Commission, credit institutions must keep their doors open to the public for the conclusion of financial transactions.

Payments made by “THE BORROWER” in favor of “EXITUS CAPITAL” will be applied in the following order:

i)	Costs of judgment, collection or other items accounted for, previously determined by judicial authority if any,
ii)	Conventional penalties
iii)	Value added tax (VAT) on delinquent interest, if taxed,
iv)	Delinquent interests, if caused,
v)	Value added tax (VAT) on ordinary interest, if taxed,
vi)	Commissions
vii)	Ordinary interests
viii)	Overdue capital
ix)	Effective Capital

FIFTH – INTERESTS

A.	ORDINARY INTERESTS

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
“BORROWER” is obliged to pay “EXITUS CAPITAL” ordinary interest on insolute balances of the capital provided by applying the ANNUAL ORDINARY INTEREST RATE established in NUMBER 19 ( ORDINARY INTEREST RATE) of the “CONDITIONS
OF CREDIT.” Ordinary interest shall be caused from the date of credit disbursement and shall be payable for periods due from each disbursement, in accordance with the amortization table(s) and the Promissory Note(s) documenting the disbursement(s) of the credit.

Ordinary interest shall be calculated on the last day of each interest period, which corresponds to the due dates set out in the amortization table(s) and the corresponding note(s) and, in accordance with the following procedure:

1.	Divide the applicable ANNUAL ORDINARY INTEREST RATE expressed as a percentage between 360 (three hundred and sixty) days.
2.	The result of the previous operation, expressed in percentage, will be multiplied by the number of days actually spent in it interest period .

3.
The result of the previous operation, expressed in percentage, will be multiplied by the unsolved balance of the capital disposed and the product that throws such multiplication will be expressed in dollars and will correspond to the amount of interest to be paid for the month due or in the interest period.

The cut-off date for the calculation of interest is indicated on the cover of the “CONTRACT” and on the statement of account.

B.	DELINQUENT INTERESTS

In the event that “THE BORROWER” is in default in the timely fulfillment of its payment obligations contracted in this “CONTRACT”, “THE CREDITED” is obliged to pay “EXITUS CAPITAL” delinquent interest on the overdue balances of the credit by applying the DELINQUENT INTEREST RATE specified in NUMBER 20 (DELINQUENT INTEREST RATE) of the “CONDITIONS OF CREDIT”. from the date the default occurs until the day of your full payment. The foregoing, without prejudice to the fact that “EXITUS CAPITAL” may give up the debit in advance in accordance with the terms established in this “CONTRACT”.

The delinquent interest will be caused from the non-payment and until precisely the day on which “THE BORROWER” makes the payment of the same. Delinquent interest will be calculated on the day of payment according to the following procedure:

1.	Divide the applicable DELINQUENT INTEREST RATE expressed as a percentage by 360 (three hundred sixty) days.
2.	The result of the previous operation, expressed in percentage, will be multiplied by the number of days in which the default actually passed.
3.
The result of the previous operation, expressed in percentage, will be multiplied by the outstanding and unpaid balance (including principal and interest) and the product that yields such multiplication will be expressed in dollars and correspond to the amount of delinquent interest to be paid.

The DELINQUENT INTEREST RATE will also be applied on the amount of the patrimonial obligations in charge of “THE BORROWER”
That they are not for capital or interest provided for in this “CONTRACT”, if they are not fulfilled in the terms agreed in it.

SIXTH – COMMISSIONS

“THE BORROWER” is obliged to pay “EXITUS CAPITAL”, from the date of signing this “CONTRACT” the following commissions:

A.
OPENING FEE: For the contracting of the credit, “THE BORROWER” is obliged to pay “EXITUS CAPITAL” for the only occasion during the term of the “CONTRACT”, the amount resulting from multiplying the percentage indicated in NUMBER 21 ( OPENING FEE) of the “ CREDIT CONDITIONS” for the amount established in the NUMBER 13 (TOTAL AMOUNT OF THE CREDIT LINE) of the “CREDIT CONDITIONS”. “THE BORROWER” irrevocably authorizes “EXITUS CAPITAL” so that the total amount of this commission plus the corresponding Value Added Tax (VAT), is deducted and withheld from the first provision of the credit or, where appropriate, in the form established in NUMBER 21 (OPENING FEE) of the “CREDIT CONDITIONS”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
B.	COMMISSION BY DISBURSEMENT: THE BORROWER” is obliged to pay “EXITUS CAPITAL” for the only occasion during the validity of the

“CONTRACT”, the amount indicated in NUMBER 22 (COMMISSION BY DISBURSEMENT) of the “CONDITIONS OF CREDIT”. “LA
BORROWER” irrevocably authorizes “EXITUS CAPITAL” so that the total amount of this commission plus the corresponding Value Added Tax (VAT), is deducted and retained at the time of the “Third Provision” credit.

It is expressly agreed by the Parties that there will be no commissions additional to those indicated in this “CONTRACT”.

SEVENTH – FONDEO OF “EXITUS CAPITAL”

“THE PARTIES” agree that it is the exclusive power of “EXITUS CAPITAL”, and without their responsibility to grant the resources for the credit through own funding or through the total or partial obtaining of funding and / or guarantee under programs of the Development Bank, multiple Banking Institutions, financial institutions, any national or foreign financial intermediary, national or international body, funds or any other means that may decide “EXITUS CAPITAL”, so in this case “THE BORROWER” expressly authorizes “EXITUS CAPITAL” to assign, discount or negotiate with any of the institutions or financial institutions you choose, contracts and/or promissory notes representing the provisions of the credit, even before its expiration, in terms of applicable law.

“BORROWER” empowers “EXITUS CAPITAL” to monitor the proper application of credit resources, compliance with this “CONTRACT” and supervision and monitoring of credit, in accordance with its operating manuals. By virtue of the above, “THE BORROWER” is obliged to allow “EXITUS CAPITAL”, any institution of the Development Bank, including National Financiera, S.N.C. (NAFIN), National Bank of Foreign Trade, S.N.C. (BANCOMEXT), Guarantee and Promotion Fund for Agriculture, Livestock and Poultry (FIRA),

National Financial Institution for Agricultural, Rural, Forestry and Fisheries Development (FND), Secretariat of Agriculture, Livestock, Rural Development, Fisheries and Food (SAGARPA), Secretariat of Finance and Public Credit (SHCP), Audit Institutions (Internal Control Body, Secretariat of the Public Function, Superior Audit of the Federation, national Banking and Securities Commission and external auditors) and any agency, financial intermediary or international or national body that has intervened in the financing of the credit and/or its representatives or the staff they designate ( collectively and hereinafter referred to as “THE FONDEADORES”), supervise and audit your business, so “THE BORROWER” is obliged to them to:

i.	Show them financial and accounting statements
ii.	Provide them with all the information or documents that are requested
iii.	Allow them access to their offices
iv.	Provide them with accounting information, documents and data requested in relation to credits discounted by “EXITUS CAPITAL” if applicable.

“THE BORROWER” assumes any responsibility and, where appropriate, undertakes to pay any penalty for any breach of the operating rules of any of the “FONDEADORES” with which “EXITUS CAPITAL” carries out the financing of the credit, when they have been communicated or requested to “LOS FONDEADORES”.

“THE BORROWER” in a general way, and particularly in case your credit line is funded through any of the entities mentioned in the first paragraph of this clause, undertakes to follow lawful business practices in the acquisition of the goods or services to which the credit resources are allocated, as well as to comply with the provisions and recommendations set forth in the Anti-Corruption Guide that states such entity(s), same that “EXITUS CAPITAL” delivers to “THE BORROWER” electronically to the signature of this “CONTRACT”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
EIGHTH – ADVANCE AND ADVANCE PAYMENTS

It is expressly agreed by the Parties that “THE BORROWER” may at any time make the partial or total advance payment of the
“CREDIT” without causing commission or penalty.

At any time “THE BORROWER” may make advance or advance payments. “EXITUS CAPITAL” is obliged to accept advance payments of the credits whenever “THE BORROWER” requests it, is aware of the required payments and the amount of the advance payment is for an amount equal to or greater than the payment to be made in the corresponding period. Payments made by “THE BORROWER” before the date on which it is due, shall be considered as advance payments and not advance payment.

When “THE BORROWER” requests to make advance payments, “EXITUS CAPITAL” will inform you of the insolute balance, such information will be given to you in writing if the advance payment is made at your home or otherwise by telephone.

Advance payments will be applied exclusively to the unsolvable balance of capital. When the amount of the advance payments is not sufficient to amortize the unsolved balance in its entirety, “EXITUS CAPITAL” must reduce the amount of the pending periodic payments, except when it agrees with “THE CREDITED” that the number of payments to be made is reduced. “EXITUS CAPITAL” must calculate the amount of interest to accrue, based on the new unsolved balance.

Each time “THE BORROWER” makes an advance payment, “EXITUS CAPITAL” must provide you with proof of such payment, as well as the corresponding amortization table, along with the following statement. In the case of advance payments for an amount equal to the unsolved balance, “EXITUS CAPITAL” in addition to the proof of payment, must deliver or keep available to “THE BORROWER”. the statement of account or document stating the end of the contractual relationship and the non-existence of debits derived exclusively from that relationship, within 10 (ten) working days from the payment of the debits or on the following date for interest calculation indicated on the cover under the heading “cut-off date”.

“EXITUS CAPITAL” shall inform the credit information companies that the account is closed without any debt within the period established for this purpose by the Law to regulate credit information companies.

Once the contract is terminated, if there is a balance in favor of “THE BORROWER”, it will be delivered to you on the date on which the relationship is terminated and if “THE BORROWER” does not come to receive it, “EXITUS CAPITAL” will inform you that the balance is available at your home and will be returned to you by the same monetary instrument in which the payment was received.

Advance Payments: “EXITUS CAPITAL” may receive advance payments for the purpose of applying them to cover subsequent immediate periodic payments of the credit, provided there is a written request from “THE BORROWER”. Where the amount of the payment is greater than that to be covered in a period, “THE CREDITED” shall authorize that resources that are over-delivered to its enforceable obligations shall not be applied to the advance payment of the principal, but as advance payments . the above through a written with an autograph signature that includes the following legend: "the User authorizes that the remedies that are delivered in excess of his due obligations, not be applied to advance payments of the principal, but to be used to cover in advance the subsequent immediate periodic credit payments".

When “EXITUS CAPITAL” receives the payment not yet due of the period or lower amounts, the writing mentioned in the previous paragraph will not be necessary. Each time “THE BORROWER” makes an advance payment “EXITUS CAPITAL” will deliver or make available to the latter, the statement of account or document in which the advance payment is credited and will deliver the corresponding proof.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
When the termination of the contract is through another "financial institution", it will settle the debt of "THE BORROWER" according to the information provided by "EXITUS CAPITAL" and, once the debits have been covered, the latter waives all remaining collection rights that may survive after the time of cancellation.

NOVENA – VALIDITY OF THE “CONTRACT”

“THE PARTIES” agree that this “AGREEMENT” will be in force from the date of its subscription and during the period indicated in NUMBER 26 (VALIDITY) of the “CONDITIONS OF CREDIT”, this period will be extended only by written agreement signed by “THE PARTIES”. The “CONTRACT” will remain in force as long as there is an insolute balance of the main luck and accessories or any of the obligations of “THE BORROWER” are pending payment.

“EXITUS CAPITAL” reserves the right to terminate this “CONTRACT” in advance in the event of any of the situations mentioned in CLAUSE SIX.

“EXITUS CAPITAL” shall have the power to carry out a comprehensive review of the credit at any time, in order to verify compliance with the conditions and obligations of “THE BORROWER” and “THE SOLIDARY OBLIGATES”; for this, “THE BORROWER” and “THE SOLIDARY OBLIGES” are obliged to keep their information updated and deliver it at any time that “EXITUS CAPITAL” requests it.

TENTH – JOINT OBLIGATION

THE COMPANY E.S AGRUPACION, S.A. DE C.V., AS WELL AS MR. ELIAS SACAL CABABIE AND MARCOS SACAL COHEN SE
They constitute Joint Obligors of “THE BORROWER”, against “EXITUS CAPITAL”, in terms of Articles 1988 (Nineteen Eighty Eight), 1989 (Nineteen Eighty Nine) in force and other applicable provisions of the Federal Civil Code and its correlates in the other Civil Codes of the States of the Mexican Republic, as well as in terms of Articles 109 (one hundred nine) to 116 (one hundred sixteen) in relation to Article 174 (one hundred seventy-four) in force and other applicable of the General Law of Securities and Credit Operations, therefore, it is obliged to respond absolutely and unconditionally to the total and timely payment of each and every one of the obligations that derive or may derive from it to the expense of “THE BORROWER” in accordance with the provisions of this “CONTRACT” and other documentation related to it up to POR the amount of the Wealth Relationship. For these purposes, it is considered that the obligations derived from the “CONTRACT” are indivisible, so that “THE JOINT OBLIGORS” are responsible for the entire credit granted. “THE JOINT OBLIGORS” are obliged to comply with each and every one of the terms contained herein, as well as to subscribe the promissory notes that document the provisions of the credit, with the character of endorsers in terms of the provisions of the General Law of Credit Titles and Operations and the General Law of Organizations and Activities Auxiliary of Credit in force. “THE JOINT OBLIGORS” renounce in this act the benefits of order, excuse and division referred to in Articles 2816 (two thousand eight hundred sixteen), 2822 (two thousand eight hundred twenty-two), 2823 (two thousand eight hundred twenty-three), 2839 (two thousand eight hundred thirty-nine) current and other applicable of the Federal Civil Code and its correlatives of the States of the Mexican Republic.

“THE JOINT OBLIGORS” present their patrimonial relationship in which they indicate that they have movable and immovable property and sufficient rights to guarantee the fulfillment of the obligations agreed in this “CONTRACT” specifically those indicated in NUMBER 30 (ASSETS OF THE “JOINT OBLIGORS”) of the “GUARANTEE(s) of the CREDIT” and, in this act they are obliged to keep free of any lien, guarantee, charge or limitation of ownership of any such goods, during the term of this “CONTRACT”. So you can not tax, market or in any way generate or allow a detriment to them, without the prior authorization of “EXITUS CAPITAL”, since you know that they guarantee the credit granted in this “CONTRACT”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
In the event that “THE BORROWER” or “THE JOINT OBLIGORS” are aware of any action that could adversely affect the rights and/or ownership of the assets, no later than 3 (three) business days following the date on which they become aware they must give written notice to “EXITUS CAPITAL”. “EXITUS CAPITAL” may request an increase in the assets granted in guarantee or manifested in the patrimonial relationship, which must be kept free of any encumbrance, guarantee, assignment, charge or limitation of ownership during the term of the obligations contracted in the “CONTRACT”.

TENTH FIRST – GUARANTEES

In order to guarantee all the obligations under this “CONTRACT” , in particular the timely payment of the amount referred to in NUMBER 13 (TOTAL CREDIT LINE AMOUNT) of the “CREDIT CONDITIONS”, interest and other benefits and accessories arising from this “CONTRACT”, from THE LAW OR JUDICIAL DECISIONS, “THE ACADIRED”, AND “THE JOINT OBLIGORS”, in their capacity as setters, irrevocably constitute the WARRANTIES described in NUMBER 29 (DESCRIPTION And CONDITIONS OF THE GUARANTEE) of the “GUARANTEE(S) OF THE CREDIT”.

“THE BORROWER” And “THE JOINT OBLIGORS” to guarantee the payment obligations assumed in this instrument will respond with all their assets regardless of whether they have been indicated in their patrimonial relationship or not.

In the event that “THE BORROWER” incurs in breach of the obligations contracted under the terms of this “CONTRACT”, “THE JOINT OBLIGORS” will respond for them, unlimited up to the total amount of the corresponding debt, in the event that “THE JOINT OBLIGORS” did not fully comply with the obligations in charge of “THE BORROWER”, both this and “THE JOINT OBLIGORS” expressly authorize in this act to “EXITUS CAPITAL” to carry out the necessary actions for the execution of the guarantees granted first or simultaneously to the COERCIVE collection that is exercised on “THE BORROWER” and “THE JOINT OBLIGORS”.

TWELFTH – OBLIGATIONS TO DO AND NOT TO DO

I.	OBLIGATIONS OF “THE BORROWER”:

During the term of this “CONTRACT” and until the full payment of the provisions, interest, commissions, expenses in favor of third parties and any other obligation owed by “THE BORROWER” as established herein, “THE BORROWER” undertakes to:

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
a)   Whenever you are required by “EXITUS CAPITAL”, update your financial information and submit the balance sheet, analytical accounts, statements, income statement, balance sheet and credit bureau inquiry form.

b)   Deliver to “EXITUS CAPITAL” within 60 (sixty) calendar days following the end of each quarter, internal financial statements of the immediately preceding quarter, duly signed by the legal representative and the head of the finance department or its equivalent, in conjunction with a report stating whether at the date of the financial statements there has been a breach of this “CONTRACT” and in the event that there is a breach, specify the nature of the CONTRACT and, where appropriate, the measures that have been taken and will be taken to remedy it.

c)   Deliver to “EXITUS CAPITAL” within 150 (one hundred and fifty) calendar days following the end of its fiscal year, audited annual financial statements (balance sheet, income statement, cash flow statement), in conjunction with a letter signed by the legal representative and the head of the finance department or its equivalent, certifying that no breach has occurred and, if not, specifying the nature of the breach and, where appropriate, the measures that have been taken and will be taken to remedy it.

d)   To notify “EXITUS CAPITAL” within 15 (fifteen) calendar days of its knowledge of any event that constitutes or may constitute an “event of non-compliance”, together with a statement containing the details of such event, as well as the measures that have been taken and will be taken to remedy it.

e)   Notify “EXITUS CAPITAL” within 15 (fifteen) calendar days of its knowledge of the existence of (i) any claim, action, litigation, proceeding, appeal or arbitration before any administrative or judicial authority, or national or foreign arbitral body; (ii) any labor dispute insofar as it affects or predictably may substantially and adversely affect the business, operations or property of “THE BORROWER”, and (iii) any other contingent liabilities or liability under “THE BORROWER”.

f)   Comply with all applicable laws, regulations, decrees, rules and orders of any nature, including, without limitation, timely payment of all contributions and charges imposed on “THE BORROWER” and its properties.

g)   Maintain in full force and legal force the licenses, authorizations, concessions, permits or registrations of which he is the holder at the date of conclusion of the “CONTRACT”, and obtain the licenses, authorizations, concessions, permits or registrations that are hereinafter required for the ordinary course of their business and the fulfillment of their obligations derived from the “CONTRACT”.

h)   Keep your accounting in accordance with the financial reporting standards applied in Mexico, which should adequately reflect your operations, properties and financial situation; therefore, it will allow “EXITUS CAPITAL” to visit its offices and facilities, and examine the accounting records, as well as provide “EXITUS CAPITAL” with the clarifications that it reasonably requests regarding the accounting records, prior written notice to “THE BORROWER” with 5 (five) calendar days in advance.

i)    Keep all assets necessary for its operation in good condition and make all necessary repairs, replacements, additions and improvements.

j)    It shall retain and maintain its corporate structure, existence and legal personality without statutory changes.

k)   Fulfill your payment obligations arising from any credit you maintain with “EXITUS CAPITAL” or any other.

l)    Keep your business running, without modifying its corporate purpose or economic activity and legal nature, without the prior written consent of “EXITUS CAPITAL”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
m)  Authorize “EXITUS CAPITAL” to consult credit information companies during the term of the “CONTRACT”.

n)   Verify and carry out each and every one of the necessary steps and actions whose purpose is that “THE JOINT OBLIGORS”
strictly and timely comply with each and every one of their obligations.

o)   Contribute, where appropriate, with “EXITUS CAPITAL” to manage, process and obtain the registration of the guarantees granted before the Public Registry of Property and Commerce or the Single Registry of Mobile Guarantees, assuming “THE BORROWER” the obligation to pay all notarial fees, expenses, etc. duties and taxes that are caused in order to obtain the corresponding registration.

p)   Maintain all current insurance on their assets and assets, in the case of not doing so, “EXITUS CAPITAL” may make the payment being the exclusive beneficiary. Likewise, “THE BORROWER” must deliver copies to “EXITUS CAPITAL” of their insurance policies.

q)   To allocate the credit for working capital, without changing the destination of the purposes indicated in NUMBER 14 (DESTINATION OF CREDIT) of the “CONDITIONS OF CREDIT”.

r)    Comply with the obligations set out in NUMBER 25 (ADDITIONAL OBLIGATIONS) of the “ CREDIT TERMS”.

s)    It may not perform acts aimed at its dissolution, liquidation, transformation, merger, spin-off or commercial contest, make changes in the course or the nature of the business.

t)    It must not make changes to the integration of its share capital and must maintain the same stock control at the time of contracting the credit. You may not reduce your minimum share capital, or grant or distribute dividends to your shareholders, without the prior written consent of “EXITUS CAPITAL”.

u)   Not to constitute a lien on its assets, nor to dispose, assign or transfer by any means its assets or rights, without the prior written consent of “EXITUS CAPITAL”.

v)   It may not grant preferential conditions to another creditor, in terms of guarantees or payment flow that subordinates the position of “EXITUS CAPITAL”.

w)  You may not guarantee third party obligations, grant guarantees or guarantees, contract additional debt, short or long term, or grant loans to shareholders or partners, without the prior written authorization of “EXITUS CAPITAL”.

x)   You may not sell, donate, tax or dispose in any form, in whole or in part, of your company's shareholdings.

y)   Make new investments to have corporate control of another moral person, without the prior written consent of “EXITUS CAPITAL”.

“THE PARTIES” agree that the above obligations may be suspensive conditions to the obligation of “EXITUS CAPITAL”, to grant the provisions of the credit.

II.	OBLIGATIONS OF “THE JOINT OBLIGORS”:

During the term of this “CONTRACT” and until the total payment of the provisions, interest, commissions, expenses in favor of third parties and any other obligation owed by “THE BORROWER” in accordance with the provisions herein, “THE SOLIDARY OBLIGATES” are obliged to:

a)	To be aware, to the satisfaction of “EXITUS CAPITAL”, in all the credits of which they are part, which must be accredited with the report of the credit bureau.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
b)
Not to sell, donate, tax or enter into any legal act with the purpose of replacing or separating your movable or immovable property that constitute your current assets and that are voluntarily considered to be affected by the personal guarantee assumed in this act.

c)
Keep your assets current in the payment of any taxes or contributions, including, but not limited to, property tax, your water service rights or any other contributions to your account resulting from your possession thereof.

d)	Not to exercise the rights of collection or any other actions that may correspond to them against “THE BORROWER” until

“EXITUS CAPITAL” has received full payment of the obligations contained in this “CONTRACT”.

e)	They accept and are expressly obliged with respect to all their assets, in an enunciative way, but not limited to:

1.	Do not transfer, affect in trust or modify physically or legally its assets, without prior written consent of “EXITUS CAPITAL”.
2.	Not to perform any act by virtue of which their property is affected or may be seized or are the subject of any judicial or administrative action against them;
3.	Not to grant any type of irrevocable power, general or special, that aims to transmit, tax or dispose of in any way its assets, without prior written consent of “EXITUS CAPITAL”.
4.
Do not modify the contribution regime to which they are currently registered with the Federal Taxpayer Registry of the Ministry of Finance and Public Credit, without the prior written consent of “EXITUS CAPITAL”.

5.	Not to constitute a lien on its assets, nor to dispose, assign or transfer by any means its assets or rights, without the prior written consent of “EXITUS CAPITAL”.
6.
You may not guarantee any obligation of any person, grant collateral or guarantees or tax your assets, contract additional debt, short or long term, or grant loans to shareholders without the prior written consent of “EXITUS CAPITAL”.

TENTH THIRD – FORTUITO CASE OR FORCE MAJEURE

“THE BORROWER” and “THE SOLIDARY OBLIGATES” are obliged to comply with this “CONTRACT” even in fortuitous cases or force majeure, in the terms of the provisions of Article 2111 (two thousand one hundred and eleven) of the Federal Civil Code and its correlates in the Civil Codes of the states of the Mexican Republic.

FOURTEENTH – PROTECTION OF THE ENVIRONMENT

“THE BORROWER” undertakes that in the development of its business will seek the preservation and improvement of the environment, as well as the well-being of its workers and the surrounding population and avoid any damage to them by implementing the following actions:

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
a.	Operate professionally and provide periodic maintenance to the machinery and equipment used in the activities of the company.
b.	Do not dispose of solid or liquid waste without prior authorization from the competent environmental authority.
c.	Protect the health of workers and surrounding population.
d.	Comply with social and environmental regulations at local, regional and national levels.

“EXITUS CAPITAL”, if deemed necessary, may make visits to the facilities of “THE BORROWER” and make technical guidelines or recommendations regarding the environmental and social aspects of the operation, in order to evaluate compliance with the provisions of this clause.

TENTH FIFTH – ANTI-CORRUPTION

In the development of its commercial activities and in the application of the resources derived from this credit, “THE BORROWER” is obliged to follow lawful commercial practices, comply with the anti-corruption policy of “EXITUS CAPITAL”, as well as not to be involved in or tolerate any act of corruption, they understand bribery, extortion or incitement to crime, influence peddling and money laundering of the product of these practices.

“BORROWER” undertakes to develop and comply with reasonable preventive measures to prevent its officers, representatives, employees, subsidiaries, subcontractors or agents from engaging in corrupt practices.

SIXTEENTH – CAUSES OF TERMINATION OF THE CONTRACT

“EXITUS CAPITAL” may terminate this “CONTRACT” in advance if any of the following “ Default Events” occur:

a)
If “THE BORROWER” does not pay at maturity any amount of the principal disposed, interest, commissions and any other liquidable amounts due under this “CONTRACT”, or any other line of credit or obligation in favor of “EXITUS CAPITAL”.

b)	The determination that any statement of “THE BORROWER” is false or incorrect in any aspect of importance, or that any certificate or document delivered by “THE BORROWER” to “EXITUS CAPITAL” is false.

c)
The breach by “THE BORROWER” and / or “THE SOLIDARY OBLIGATES” of any obligation, agreement or agreement that must be fulfilled in accordance with this “CONTRACT”, especially those established in the TWELFTH CLAUSE .

d)
The state of insolvency or the declaration of commercial tender of “THE BORROWER”, disqualification as a trader or the assignment of “THE BORROWER” of a substantial part of its assets in favor of its creditors, or the deprivation of ownership, custody or control of a substantial portion of the assets or business of “THE BORROWER” by expropriation, seizure or intervention by any governmental authority.

e)	If “THE BORROWER” does not maintain the same shareholder control during the term of this “CONTRACT”, without the prior written consent of “EXITUS CAPITAL”.

f)	If “THE BORROWER” performs acts aimed at alienating or taxing itself during the term of this “CONTRACT”, without the prior written consent of “EXITUS CAPITAL”.

g)
If any authority or any person confiscates, expropriates, or assumes custody or control of all or any substantial portion of the assets of “THE BORROWER”, or displaces the administration of “THE BORROWER”, or limits its power to operate its business.

h)	If the amount of the credit is not used for the purposes indicated in NUMBER 14 (DESTINATION OF THE CREDIT) of the “CONDITIONS OF CREDIT” respectively.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
i)
If “THE BORROWER” stops paying its tax or social security contributions or any other to which it is obliged, or if labor or tax disputes arise that put at risk the continuity of the normal operations of “THE BORROWER”.

j)	If “THE BORROWER” admits in writing its inability to pay its debts, or makes general assignment of its assets for the benefit of various creditors, or enters into a commercial contest;

k)
If “THE BORROWER” and / or “THE SOLIDARY OBLIGORS” guarantee or allow debts to be guaranteed by the constitution of mortgage, pledge or any other encumbrances or guarantees on all or part of the goods given in guarantee.

l)
If “THE BORROWER” and / or “THE JOINT OBLIGORS” fail to comply with any other agreement or contract under which it receives loans, credits or financing of any kind by “EXITUS CAPITAL” or third parties.

m)
If “THE JOINT OBLIGORS”, by any trial initiated against them, their financial or economic stability will deteriorate, which will lead to the detriment of the payment of the credit or the guarantees granted in their case.

n)
If any falsehood is discovered in the information or, documentation provided by “THE BORROWER” and / or “THE SOLIDARY OBLIGORS” in any aspect of importance, that would have served as the basis for granting the credit, this regardless of the penalties that could be creditor under law.

o)
If “THE BORROWER” and / or “THE OBLIGOR SOLIDARIO” do not constitute in time, form, and to the satisfaction of “EXITUS CAPITAL”, the guarantees described in NUMBER 29 (DESCRIPTION And CONDITIONS OF THE GUARANTEE); or, if they do not keep them in force and free of any encumbrance, or do not meet the capacity established, in accordance with the provisions of the FIRST TENTH clause .

p)	Any breach of any of the obligations to do and not do, in part or in whole.

In the event that any of the above assumptions is made and the “CONTRACT” is terminated, it will be as indicated in CLAUSE SEVENTEENTH.

SEVENTH – EARLY TERMINATION

In the event of any of the “events of breach” mentioned in the preceding clause or of any obligation agreed in the “CONTRACT”, “EXITUS CAPITAL” may terminate this “CONTRACT” in advance without the requirement of presentation, request, demand, request or other notice of any other nature, all of which “THE BORROWER” expressly waives by this means.

“EXITUS CAPITAL” shall declare expired and immediately liquidated the insolute sum of the capital disposed, the ordinary and delinquent interest accrued by them and the other amounts payable under the terms of this “CONTRACT” and shall be payable immediately in the event of any breach of the obligations of this “CONTRACT”.

“THE BORROWER” without charge, commission or penalty may request at any time the early termination of this “CONTRACT”, obliging to pay immediately the unsolved balance of the credit disposed, including the principal and other amounts generated by it, without penalty or commission, in accordance with the provisions of clause 30TH of this “CONTRACT”.

EIGHTH – CREDIT RESTRICTION

In terms of the provisions of Article 294 (two hundred ninety-four) in force of the General Law on Securities and Credit Operations, “THE PARTIES” in this act expressly and irrevocably agree that “EXITUS CAPITAL” may, at any time and without the need to meet any requirement other than to give written notice to “THE BORROWER”, restrict the amount of the credit or the period of disbursement or both at the same time.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
Once the amount of the credit or the period of disbursement or both are restricted at the same time, the credit shall be extinguished in the part that has not been disposed by “THE CREDITED” until that time. The part of the credit that “THE BORROWER” has provided up to that time, at the sole discretion of “EXITUS CAPITAL” will be maintained with the same payment terms as THE date on which “THE BORROWER” made the respective provision.

TENTH NINTH - CANCELLATION OF THE CREDIT

In accordance with the provisions of Article 11 bis 1 (eleven bis one) in force of the Law for Transparency and Regulation of Financial Services, “THE BORROWER” has a period of 10 (ten) business days after the signing of this “CONTRACT” to cancel the same without liability for “THE BORROWER” and, without charge of any commission for “EXITUS CAPITAL”, provided that “THE BORROWER” has not disposed of the credit granted, returning things to the state they were in before signing.

TWENTIETH – STATEMENTS

“EXITUS CAPITAL” will send a monthly statement to the name of “THE BORROWER” within 10 (ten) calendar days after the cut-off date of each month, which will contain at least the following information: (i) Designation, address, telephone number and address of “EXITUS CAPITAL” (ii) name of “THE BORROWER”; (iii) credit identification data; (iv) the period to which it applies; (v) Deadline for the payment of ordinary interest or the corresponding amortization; (vi) the unsoldered balance of the credit, as well as the payments made in the period including, where appropriate, those in advance; the application of each payment and, where appropriate, the charges made for the period itself, indicating the concept, if applicable, the number of outstanding payments, and (vii) the default interest rate ( hereinafter the Statement of Account). The foregoing replaces the obligation to send the statement of account to the domicile of “THE BORROWER”, on the understanding that “THE BORROWER” can request at any time the sending of the statement of account to his domicile.

“LA ACCREDITO” and “EXITUS CAPITAL” agree that the Statement of Account will be sent by email to the address indicated in the NUMBER 10 (ADDRESS And EMAIL OF “LA ACCREDITO”) of the “GENERAL DATA” and in the cover of
This “CONTRACT” (the same that forms an integral part of it) and, in case of not receiving the Statement of Account, “THE BORROWER” may request it to “EXITUS CAPITAL” at the domicile indicated in this “CONTRACT” and in accordance with the procedure established in CLAUSE TWENTY-FIFTH.

“THE BORROWER” has the right to request any clarification regarding the information contained in the Statement of Account by writing presented at the address of “EXITUS CAPITAL”; in the event that “THE BORROWER” does not contest in writing to “EXITUS CAPITAL” the movements, concepts and amounts reflected in the Statement of Account within the following 90 (ninety) calendar days

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
At the realization of the operation or movement, it will be understood that “THE BORROWER” is in accordance with the content and therefore can not ignore them.

“THE PARTIES” acknowledge that electronic means do not constitute an encrypted or secure means of transmission and that therefore errors, delays or problems in transmission and / or unauthorized alterations in notifications could occur.

Additionally, “THE BORROWER” may make inquiries of balances, transactions and movements related to this credit, to do this, “EXITUS CAPITAL” puts at your disposal the telephone number 01 (55) 4170 – 9900 in which the attention will be provided in a schedule from Monday to Thursday from 9:00 to 18:00 and Friday from 9:00 to 16:00, except on non-working days, and you must provide the name or business name of the credit holder.

TWENTY-FIRST – EXECUTIVE TITLE

In the terms of Article 87-F (Eighty -seven, indent, letter F) in force of the General Law of Organizations and Activities Auxiliary to Credit, this “CONTRACT” together with the statement of account certified by the accountant authorized by “EXITUS CAPITAL”. it will be an executive title without the need for signature recognition or any other requirement.
TWENTY-SECOND – CAT

THE CAT shall be understood as the Total Annual Cost of Financing expressed in annual percentage terms, which for information and comparison purposes, incorporates all the costs and expenses inherent in the credit. In the specific case, the total annual cost of the credit that “THE BORROWER” contracts through this is the annual percentage mentioned in the cover of this “CONTRACT” (same that forms an integral part of it) without understanding the corresponding Value Added Tax (VAT), for informational and comparison purposes only and, it is reproduced here as if inserted to the letter.

TWENTY-THIRD – CREDIT INFORMATION

"THE BORROWER" and "THE JOINT VENTURES" expressly authorize "EXITUS CAPITAL" to provide, consult, request and obtain from any Credit Information Society, during the term of this "CONTRACT" and until all the obligations contained therein are fulfilled, provide, consult, request and obtain from any Credit Information Society, information on the credit operations and other similar in nature in which it has intervened.

“THE BORROWER” and “THE SOLIDARY OBLIGATES” declare that they have full knowledge of the nature and scope of such information, as well as the use that “EXITUS CAPITAL” will give to their information; and you agree that “EXITUS CAPITAL” may make periodic consultations of your credit history during the time they maintain legal relationship, regardless of the term that lasts.

TWENTY-FOURTH – PERSONAL DATA AND CONFIDENTIALITY OF INFORMATION

“EXITUS CAPITAL” undertakes and undertakes to keep absolute reserve and confidentiality with respect to all information provided by “LA ACCREDITO” in accordance with this “CONTRACT”. confidential information to which “EXITUS CAPITAL” has access may not be disclosed to any third party and for any reason. Likewise, it is reported that the data provided will be consulted only and exclusively by the group of professionals of “EXITUS CAPITAL”. As an exception to the above, “EXITUS CAPITAL” will provide without prior authorization the information of “THE BORROWER” and “THE SOLIDARY OBLIGATES” when requested by the judicial authority or any other authority authorized to do so.

“THE BORROWER” may modify, include or correct data of its file, maintaining the confidentiality of the same. The personal data obtained by “EXITUS CAPITAL” from “THE BORROWER” and “THE JOINT OBLIGORS” will be used exclusively for the purposes indicated and authorized in the PRIVACY NOTICE. In addition, in accordance with the Federal Law on the Protection of Personal Data Held by Private Parties, you are informed that the PRIVACY NOTICE can be consulted and is available on the website of the world network “Internet” www.exitus.com which state “BORROWER” and “THE JOINT OBLIGORS” who know its text for all legal purposes and accept the obligations and rights expressed in it by signing this “CONTRACT”.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
TWENTY-FIFTH – REQUESTS, CONSULTATIONS, CLARIFICATIONS, NON-CONFORMITIES AND COMPLAINTS

For the purpose of making any clarification, consultation (including information on balances, transactions and movements), disagreement, claim or complaint with respect to the information contained in the statement of account or for any event arising in connection with the opening of credit subject matter of this “CONTRACT”. “THE BORROWER” can be done through the Specialized Unit of Attention to Users.

The process to present to the SPECIALIZED UNIT any doubt, general consultation of the contracted product, consultation of balances, transactions, movements, clarification, request, disagreement, or complaint may do so at any time, in writing with a signature and prior identification, stating your request or disagreement and accompanying the CONTRACT and annexes of the product or service contracted, as well as a copy of official identification current, once the previous documentation has been received, it will be answered within the deadlines determined by the Law for the Protection and Defense of the User of Financial Services.

For a clarification or claim," THE BORROWER" has a term of 90 (ninety) calendar days counted from the fact that gave rise to it or from the date of calculation of interest, adhering to the following procedure, provided for in Article 23 (twenty-three) in force of the Law for Transparency and Regulation of Financial Services, the procedure of attention provided for in it is transcribed and to which “EXITUS CAPITAL” is subject:

“I. When the Customer does not agree with any of the movements that appear in the respective statement of account or in the electronic, optical or any other technology that has been agreed, you may submit a request for clarification within ninety calendar days from the cut-off date or, where appropriate, from the completion of the operation or service.

The respective application may be submitted to the branch where the account is located, or to the specialized unit of the institution in question, by writing, e-mail or any other means by which it can be reliably verified its receipt. In all cases, the institution shall be obliged to acknowledge receipt of such request.

In the case of amounts payable by the Customer arranged by any mechanism determined for this purpose by the National Commission for the Protection and Defense of Users of the Financial Services in general provisions, the Customer shall have the right not to make the payment whose clarification requested, as well as any other amount related to such payment, until such time as the clarification is resolved in accordance with the procedure referred to in this article;

II. Once the request for clarification has been received, the Institution will have a maximum period of forty-five days to deliver the corresponding opinion to the Client, attaching a simple copy of the document or evidence considered for the issuance of said opinion, based on the information that, in accordance with the applicable provisions, the Client will have a maximum of forty-five days. it must act in its possession, as well as a detailed report in which all the facts contained in the request submitted by the Client are answered. In the case of claims relating to operations carried out abroad, the period provided for in this paragraph shall be up to one hundred and eighty calendar days.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
The above-mentioned opinion and report must be written and signed by staff of the institution authorized to do so. In the event that, in accordance with the opinion issued by the Institution, the payment of the respective amount is appropriate, the Client must make the payment of the amount at his expense , including the ordinary interest as agreed, the collection of delinquent interest and other accessories generated by the suspension of payment made in terms of this provision does not apply;

III. Within the period of forty-five calendar days counted from the delivery of the opinion referred to in the previous section, the Institution will be obliged to make available to the Client in the branch in which the Account resides, or in the specialized unit of the institution concerned, the file generated on the occasion of the application and to integrate into it, under its strictest responsibility, all documentation and information that, in accordance with the applicable provisions, it must act in its possession and that it relates directly to the corresponding request for clarification and does not include data corresponding to operations related to third parties;

IV. In the event that the Institution does not give a timely response to the Client’s request or does not deliver the opinion and detailed report, as well as the aforementioned documentation or evidence, the National Commission for the Protection and Defense of Users of Financial Services, it shall impose a fine in the terms provided for in section XI of article 43 of this Law in an amount equivalent to that claimed by the Client in terms of this article, and

V. Until the request for clarification in question is resolved in accordance with the procedure set out in this Article, the institution may not report the amounts subject to such clarification as overdue to credit information companies.

The foregoing is without prejudice to the right of clients to go to the National Commission for the Protection and Defense of Users of Financial Services or to the corresponding jurisdictional authority in accordance with the applicable legal provisions, as well as the sanctions that must be imposed on the institution for non-compliance with the provisions of this article. However, the procedure provided for in this article will be void as soon as the Client submits his claim to a judicial authority or conducts his claim in terms and periods of the Financial Services User Protection and Defense Act.”

In terms of the provisions of the Law of Protection and Defense of the User of Financial Services in force, “EXITUS CAPITAL” puts at its disposal for the presentation and follow-up of requests, queries, clarifications and complaints, related to the operation or service contracted, the Specialized Unit of Attention to Users (UNE) of “EXITUS CAPITAL”, which is available from Monday to Thursday from 9:00 to 18:00 and Friday from 9:00 to 16:00, at the address located in Carretera Mexico Toluca number 5420, floor 8, office 801, Colonia El Yaqui, Mayor Cuajimalpa de Morelos, Mexico City, Postal Code 05320, in the email unecapital@exitus.com and at the telephone numbers 01 (55) 4170-9916 and 01 (55) 41709-900.

In the event that “BORROWER” requires the attention of the National Commission for the Protection and Defense of Users of Financial Services (CONDUSEF), “EXITUS CAPITAL” makes available the contact details of said entity:

Internet address: www.gob.mx/condusef
Email: asesoria@condusef.gob.mx

Telephones: In the national territory: 01 800 999 80 80 and in Mexico City : (55) 53 40 09 99

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
TWENTY-SIXTH – DOMICILES

Unless otherwise stated, any notice, notification, communication and request provided for in this “AGREEMENT” shall be in writing and shall be delivered to each party under this “AGREEMENT” at the addresses indicated in this “AGREEMENT”. or at any other address designated by such party by written notice given to the other party to this “AGREEMENT”. Such notices and communications will take effect upon delivery. Likewise, “THE PARTIES” indicate the valid emails for communications that under this “CONTRACT” can be made electronically. “THE PARTIES” acknowledge that electronic means do not constitute an encrypted or secure means of transmission and that therefore errors, delays or problems in transmission and / or unauthorized alterations in notifications could occur.

For this purpose “THE PARTIES” indicate as a conventional domicile for the purposes of the provisions of Article 1070 (one thousand seventy) in force of the Commercial Code, the following:

“EXITUS CAPITAL”:

Carretera Mexico Toluca Numero 5420, piso 8, oficina 801, Colonia El Yaqui, Alcaldia Cuajimalpa de Morelos, Mexico City, Postal Code 05320.

“THE BORROWER”:

The address and e-mail address indicated in the NUMBER 10 (ADDRESS And E-MAIL OF “THE BORROWER”) of the “GENERAL DATA”.

“THE JOINT OBLIGORS”:

The addresses and e-mails indicated in the NUMBER 11 (“THE OBLIGOR SOLIDARIO” And / Or “GUARANTEE”) of the “GENERAL DATA”.

In the event that any of THE “PARTIES” changes their address or email address, they must notify it at least 5 (five) days after the change occurs, since, if there is no prior notice to the other party, it will be understood that any notice or notification made at the addresses or emails indicated in this “CONTRACT” is valid for all legal purposes to which it may occur.

TWENTY-SEVENTH – MODIFICATIONS TO THE “CONTRACT”

“THE PARTIES” AGREE THAT ANY MODIFICATION TO THE TERMS, AMOUNT, TERMINALS AND CONDITIONS OF THE “CONTRACT” SHALL BE CONSTITUTED SOLELY AND EXCLUSIVELY BY WRITTEN AGREEMENT duly signed by all parties appearing in this “CONTRACT”.

“EXITUS CAPITAL” may modify any other conditions of this “CONTRACT”, prior notice 30 (thirty) calendar days in advance notified to “THE BORROWER” through the Statement of Account. In the event that “THE BORROWER” does not agree with the modifications made to the “CONTRACT”, you can request the termination of the “CONTRACT” within 30 (thirty) days after the notice without any liability at your expense and, under the conditions originally agreed, must cover, if applicable, the debits that are generated until the end of the operation or the service, without “EXITUS CAPITAL” may charge you any commission or penalty for such cause. Once the indicated period has elapsed, without “EXITUS CAPITAL” having received any communication from “THE BORROWER in relation to the modifications made, all modifications to this “CONTRACT” will be accepted. The modifications referred to in this section may not be with respect to commissions, on the understanding that new commissions can not be established, increase their amount, or modify interest rates, except in the case of restructuring prior express consent ofthe user.

TWENTY-EIGHTH – FACULTIES OF “EXITUS CAPITAL”

No omission or delay on the part of “EXITUS CAPITAL” in the exercise of any of its rights, powers or remedies under this “CONTRACT” shall be deemed a waiver thereof, nor shall any single or partial exercise of any such rights, powers or remedies, to prevent any other or subsequent exercise thereof or the exercise of any other right, power or remedy. The rights and remedies available in this “CONTRACT” are cumulative and not exclusive of any right or remedy provided by law, provided they are not opposed to it.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
TWENTY-NINTH – ASSIGNMENT OF RIGHTS

“THE BORROWER” and “THE SOLIDARY OBLIGATES” expressly authorize “EXITUS CAPITAL” to transmit, endorse, assign, or in any other way negotiate partially or totally the contracts and documents that cover it under the modalities and for the effects that most suit “EXITUS CAPITAL”. including all the ancillary rights, even before their expiry, stating “THE BORROWER” and “THE JOINT OBLIGORS” their willingness to recognize to those who are transferred the aforementioned rights or endorsements or assignees, the same rights that correspond to “EXITUS CAPITAL”. no further requirements to notify regarding the assignment, in terms of the applicable legal provisions.

In accordance with the provisions of Article 299 (two hundred ninety-nine) in force of the General Law of Credit Titles and Operations, “THE BORROWER” and “THE SOLIDARY OBLIGATES”, as subscriber and guarantees respectively, expressly authorize “EXITUS CAPITAL” to deduct, endorse or assign in any legal form or negotiate, by any means that the law allows the notes that document the provision and are obliged to pay it to the person or persons who legally hold them.

“THE BORROWER” and “THE JOINT OBLIGORS”, in no case may assign the rights and obligations agreed in this
“CONTRACT”, without prior written authorization from “EXITUS CAPITAL”. THIRTIETH – REQUEST FOR TERMINATION OF THE CONTRACT

For the present credit, “THE BORROWER” may request to “EXITUS CAPITAL” the termination of this “CONTRACT” in advance or, for having fulfilled all its obligations, by means of the written delivery of the REQUEST FOR TERMINATION, without the charge of commission or penalty for such request. The aforementioned request must be submitted in writing with an autograph signature, at the address of “EXITUS CAPITAL”, the latter will verify the identity of “THE BORROWER” for which a simple copy of their official identification will be required.

Once the application “EXITUS CAPITAL” is received, it will provide “LA ACCREDITO” with the acknowledgment of receipt and the confirmation key or folio number of the receipt of the same. Having carried out the above “EXITUS CAPITAL” will proceed to:

1.	Cancel the direct debit in the event that it is applicable.
2.	Cancel the means of disposal linked to the “CONTRACT” on the same date on which the application was submitted, in the event that it is applicable.
3.
Reject any provision that intends to be made after the cancellation of the means of disposal. Consequently, no additional charges can be made from the moment the cancellation is made, except those already generated, but not reflected.

4.	Cancel, without your responsibility, the collection of any product or service associated with this “CONTRACT”, in the event that it is applicable.

In the event that there are no DEBITS “EXITUS CAPITAL” will terminate the “CONTRACT” no later than the business day following receipt of the request for termination. If there are debits, it will communicate to “THE BORROWER” the amount of the debits no later than the business day following the receipt of the application and within 5 (five) business days following “EXITUS CAPITAL” will make available to “LA ACCREDITO” the data mentioned at a certain date at the address of “EXITUS CAPITAL” and, once the amount of the debit has been covered, the “CONTRACT” will be terminated.

Liquidated the debits and in case there is a balance in favor, “EXITUS CAPITAL” must be delivered to “LA ACCREDITO” on the date on which the operation is terminated and in case “LA ACCREDITO ” does not go to the office of “EXITUS CAPITAL” it will inform you that it is available and will be returned to you by the same instrument monetary that received it.

Within 10 (ten) working days following the full payment of the debits and obligations in charge of “THE BORROWER” is made, “EXITUS CAPITAL” will make available to “LA ACCREDITO” the Statement of Account and the Letter Finiquito in which it states the absence of debits and the end of the contractual relationship. Likewise, “EXITUS CAPITAL” will report to the corresponding Credit Information Companies that the account is closed without any debt within five business days.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
In the event that "THE BORROWER" does not request to "EXITUS CAPITAL" the early termination of the contract and makes the payment of the entire credit granted, "EXITUS CAPITAL" must deliver or keep available to "THE BORROWER". the statement of account or Letter Finiquito in which the absence of debts derived exclusively from said relationship is recorded, within 10 (ten) working days from the payment of the debts or on the next court date.

THIRTY-FIRST – TITLES AND DEFINITIONS

The headings that have been included in each clause of this “CONTRACT” are for reference purposes only, so they should not be considered to define, limit or describe the contents of the same and, will have no significance in the legal interpretation of the contents of the same.

Where in the “CONTRACT” reference is made to the terms set out and defined in the sections of the “GENERAL DATA”, the “CREDIT CONDITIONS” and the “CREDIT GUARANTEE(s)”, it shall be understood that this is the information established therein, regardless of whether they are used in singular or plural, feminine or masculine, they will have the meaning attributed to them in these sections.

THIRTY-SECOND – JURISDICTION

“THE PARTIES” expressly submit to the jurisdiction of the place of signature of this “CONTRACT”, and in case of dispute “THE PARTIES” submit to the jurisdiction of the competent courts determined by the party suing; in this act “THE BORROWER” and “THE SOLIDARY OBLIGATES” expressly renounce in this act any other jurisdiction that by reason of their present or future domiciles may correspond to them.

THIRTY-THIRD – EXPENSES AND FEES

“THE PARTIES” agree that all expenses, third party commissions, taxes, duties, or fees caused or originated by virtue of the conclusion and formalization before the public fedatary of this “CONTRACT”, and its subsequent modifications, including those related to procedures, registrations or cancellations of guarantees before the corresponding public registry (hereinafter the “EXPENSES”), will be borne by “THE BORROWER”, who undertakes to cover them immediately at the time they are generated and in accordance with the provisions of this “CONTRACT”.

In case of failure by “THE BORROWER” in the timely payment of any of the “EXPENSES”, “EXITUS CAPITAL” reserves the right to make on account and at the expense of “THE BORROWER”, the payment of any of the items referred to in this clause, in this case “THE BORROWER” expressly authorizes “EXITUS CAPITAL” to make the expenditures on its own and charge the amount of the “EXPENSES” to the credit granted in this instrument. As from their expenditure, these amounts will form part of the immediately payable amounts in favor of “EXITUS CAPITAL” under this “CONTRACT”.

If “THE CREDITED” incurs in arrears in the payment of the “EXPENSES” or any accessory that is generated by the formalization of this “CONTRACT” and its guarantees , it is obliged to cover the payment with the delinquent interest in accordance with the rate established in NUMBER 20 (DELINQUENT INTEREST RATE) OF THE “CREDIT CONDITIONS”.

THIRTY-FOURTH – ABSENCE OF VICES

“THE PARTIES” after having read this “CONTRACT”, state that it contains their authentic will in the agreements agreed and, therefore, there is no error, fraud, bad faith, violence, injury or any other vice of consent.

TRANSLATION FOR INFORMATIONAL PURPOSES ONLY
Aware of the legal scope and content of this “CONTRACT” and the cover of credit that is an integral part of it, “THE PARTIES” sign them in 4 (four) games, consisting of 24 (twenty-four) pages and, a copy of it is delivered for each of the parties, in Mexico City on the 30 day of September 2024.

“THE LENDER”	“THE BORROWER” MURANO WORLD, S.A. DE C.V.
EXITUS CAPITAL, S.A.P.I. DE C.V., SOFOM, E.N.R.

Autograph signature	Autograph signature

RAMON GARCIA	MARCOS SACAL COHEN
TORRES PROXY	AUTHORIZED

“THE JOINT OBLIGOR”	“THE JOINT OBLIGOR” MARCOS SACAL COHEN
E.S. AGRUPACION, S.A. DE C.V.

Autograph signature
Autograph signature
MARCOS SACAL COHEN AUTHORIZED	IN THEIR OWN RIGHT

“THE JOINT OBLIGOR” ELIAS SACAL CABABIE

Autograph signature

MARCOS SACAL COHEN
AUTHORIZED